As filed with the Securities and Exchange
Commission on August 2, 2004                      Registration No. 333-_________
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                -----------------

                    KIWA BIO-TECH PRODUCTS GROUP CORPORATION
                 (Name of Small Business Issuer in its Charter)

       Delaware                        8731                      87-0448400
(State or Jurisdiction     (Primary Standard Industrial       (I.R.S Employer
  of Incorporation or       Classification Code Number)     Identification No.)
     Organization)


                        17700 CASTLETON STREET, SUITE 589
                       CITY OF INDUSTRY, CALIFORNIA 91748
                                 (626) 964-3232
          (Address and Telephone Number of Principal Executive Offices)

                        17700 CASTLETON STREET, SUITE 589
                       CITY OF INDUSTRY, CALIFORNIA 91748
     (Address of Principal Place of Business or intended Place of Business)

                           JAMES NIAN ZHAN, SECRETARY
                    KIWA BIO-TECH PRODUCTS GROUP CORPORATION
                        17700 CASTLETON STREET, SUITE 589
                       CITY OF INDUSTRY, CALIFORNIA 91748
                                 (626) 964-3232

                                    Copy to:

                             V. JOSEPH STUBBS, ESQ.
                         STUBBS ALDERTON & MARKILES, LLP
                       15821 VENTURA BOULEVARD, SUITE 525
                            ENCINO, CALIFORNIA 91436
                                 (818) 444-4500

           (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, Check the following box. [_]

                         CALCULATION OF REGISTRATION FEE

            Title of Each Class                                   Proposed Maximum    Proposed Maximum
               of Securities                      Amount To Be     Offering Price    Aggregate Offering      Amount Of
              To Be Registered                   Registered (1)     Per Unit (2)          Price(2)        Registration Fee
--------------------------------------------     --------------   ----------------   ------------------   ----------------
Common Stock, par value $.0001 per share (3)       40,704,038          $0.25           $10,176,009.50        $1,289.30
Common Stock, par value $.0001 per share            2,800,000          $0.25              $700,000.00           $88.69
Common Stock, par value $.0001 per share (4)        1,747,000          $0.25              $436,750.00           $55.34
Common Stock, par value $.0001 per share (5)           26,567          $0.25                $6,641.75            $0.84
--------------------------------------------     --------------   ----------------   ------------------   ----------------
TOTAL                                              45,277,605          $0.25           $11,319,401.25        $1,434.17
============================================     ==============   ================   ==================   ================

(1) In the event of a stock split, stock dividend, or other similar transaction involving the Registrant's common stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act solely for the purpose of calculating the Registration Fee.
(3) Represents shares underlying Standby Equity Distribution Agreement, including 704,038 of which were issued as a one-time commitment fee to Cornell Capital Partners, LP.
(4)   Represents shares issuable upon exercise of a common stock warrant.
(5) Represents shares issued as a fee to Newbridge Securities Corporation for acting as exclusive placement agent under the Standby Equity Distribution Agreement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE TIME UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

          PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION - AUGUST 2, 2004

                    KIWA BIO-TECH PRODUCTS GROUP CORPORATION

                        45,277,605 shares of Common Stock

         This prospectus relates to the resale by the selling stockholders of up to 45,277,605 shares of common stock of Kiwa Bio-Tech Products Group Corporation by certain persons who are stockholders of Kiwa. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock which they are offering.

         We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement which was entered into on July 6, 2004, between Cornell Capital Partners, LP and us. We have agreed to pay Cornell Capital Partners, LP 4% of the proceeds that we receive under the Standby Equity Distribution Agreement. All costs associated with this registration will be borne by us.

         Our common stock is currently traded on the Over-The-Counter Bulletin Board under the symbol KWBT. The shares of our common stock are being offered for sale by the selling stockholders at prices established on the OTC Bulletin Board during the term of this offering. On July 30, 2004, the last reported sale price of our common stock was $0.19 per share.

         The selling stockholders consist of (a) stockholders who were issued shares (i) under the Standby Equity Distribution Agreement, and (ii) pursuant to the conversion of convertible notes, and (b) a stockholder who will be issued shares upon the exercise of a common stock warrant.

         Cornell Capital Partners, LP is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Standby Equity Distribution Agreement. Cornell Capital Partners, LP will pay us 99% of the market price of our common stock, which is defined as the lowest volume weighted average price of the common stock during the five trading days following the notice date. In addition, Cornell Capital Partners, LP will retain 4% of each advance under the Standby Equity Distribution Agreement. Cornell Capital Partners, LP also received a one-time commitment fee in the form of 704,038 shares of common stock. The 4% retention and the 704,038 shares of common stock are underwriting discounts payable to Cornell Capital Partners, LP. In addition, we entered into a Placement Agent Agreement on July 6, 2004, with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the Placement Agent Agreement we paid Newbridge Securities Corporation a one-time placement agent fee of 26,567 shares of common stock for its services.

         Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

       THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

               PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 3.

         With the exception of Cornell Capital Partners, LP, which is an "underwriter" within the meaning of the Securities Act, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate twenty-four months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. NEITHER THE SELLING STOCKHOLDERS NOR KIWA MAY SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

         The date of this prospectus is August 2, 2004.

                                TABLE OF CONTENTS

                                     PART I

PROSPECTUS SUMMARY............................................................1
         OVERVIEW.............................................................1
         OVERVIEW OF FINANCIAL CONDITION AND GOING CONCERN....................1
         ABOUT US.............................................................2
         THE OFFERING.........................................................2
RISK FACTORS..................................................................3
         RISKS RELATED TO OUR BUSINESS........................................3
         RISKS RELATED TO OUR COMMON STOCK....................................7
         RISKS RELATED TO THIS OFFERING.......................................8
         FORWARD LOOKING STATEMENTS...........................................10
USE OF PROCEEDS...............................................................10
DILUTION......................................................................11
SELLING STOCKHOLDERS..........................................................11
EQUITY LINE OF CREDIT.........................................................13
         SUMMARY..............................................................13
         EQUITY LINE OF CREDIT EXPLAINED......................................14
PLAN OF DISTRIBUTION..........................................................15
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS..................16
         DIRECTORS AND EXECUTIVE OFFICERS.....................................16
         AUDIT COMMITTEE FINANCIAL EXPERT.....................................17
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................17
DESCRIPTION OF SECURITIES.....................................................19
INTEREST OF NAMED EXPERTS AND COUNSEL.........................................19
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
     FOR SECURITIES ACT LIABILITY.............................................19
DESCRIPTION OF BUSINESS.......................................................19
         BUSINESS AND OPERATIONS..............................................20
         STRATEGIES...........................................................20
         MARKET OVERVIEW......................................................22
         COMPETITION..........................................................22
         FACILITIES AND EQUIPMENT.............................................23
         SOURCES OF RAW MATERIALS.............................................23
         DEPENDENCE ON CUSTOMERS..............................................24
         REGULATORY...........................................................24
         ENVIRONMENTAL MATTERS................................................24
MANAGEMENT'S DISCUSSION AND ANAYLSYS OR PLAN OF OPERATION.....................24
         OVERVIEW.............................................................24
         MAJOR CUSTOMERS AND SUPPLIERS........................................24
         GOING CONCERN........................................................24
         CRITICAL ACCOUNTING POLICIES.........................................25
         RESULTS OF OPERATIONS................................................26

         LIQUIDITY AND CAPITAL RESOURCES......................................28
         INFLATION AND CURRENCY MATTERS.......................................29
         COMMITMENTS AND CONTINGENCIES........................................30
         OFF-BALANCE SHEET ARRANGEMENTS.......................................30
         RECENT ACCOUNTING PRONOUNCEMENTS.....................................30
DESCRIPTION OF PROPERTY.......................................................31
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................31
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS......................31
         MARKET INFORMATION...................................................31
         HOLDERS OF COMMON STOCK..............................................32
         DIVIDENDS............................................................32
         EQUITY COMPENSATION PLAN INFORMATION.................................32
         AUTHORIZED AND UNISSUED STOCK........................................32
EXECUTIVE COMPENSATION........................................................33
         SUMMARY COMPENSATION TABLE...........................................33
         COMPENSATION OF DIRECTORS............................................33
         EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
              CHANGE-IN-CONTROL ARRANGEMENTS..................................33
         2004 STOCK INCENTIVE PLAN............................................33
HOW TO GET MORE INFORMATION...................................................34
FINANCIAL STATEMENTS..........................................................35

                                     PART II

INDEMNIFICATION OF DIRECTORS AND OFFICERS.....................................66
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION...................................66
RECENT SALES OF UNREGISTERED SECURITIES.......................................66
EXHIBITS......................................................................67
UNDERTAKINGS..................................................................68

                               PROSPECTUS SUMMARY

         The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "RISK FACTORS" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms "Kiwa," the "Company," "we," "us," and "our" refer to Kiwa Bio-Tech Products Group Corporation.

OVERVIEW

         We are a development stage company that aims to build a platform to commercialize bio-technological research and development results for applications in agriculture and environmental protection. In this respect, we are working on developing cooperative research relationships with several universities in China and the U.S. We are also planning to acquire innovative technologies to reduce research and development costs and shorten commercialization cycles for bio-technological products. We have filed patent applications in China for technologies related to applications of photosynthesis bacteria, biologic catalyst, and synergetic enzyme, and are preparing to file patent applications in the U.S. These technologies have applications in the agricultural, natural resources and environmental conservation and drug manufacturing sectors. We also plan to acquire similar technologies both in China and the U.S.

         We were originally incorporated in the State of Utah on June 14, 1933, under the name Tintic Gold Mining Company to perform mining operations in Utah. On March 12, 2004, pursuant to an Agreement and Plan of Merger dated as of March 11, 2004, by and among Tintic Gold Mining Company, TTGM Acquisition Corporation, a Utah corporation and wholly-owned subsidiary of Tintic Gold Mining Company, and Kiwa Bio-Tech Products Group Ltd., a British Virgin Islands international business company, TTGM Acquisition Corporation merged with and into Kiwa
Bio-Tech Products Group Ltd. Each share of Kiwa Bio-Tech Products Group Ltd. common stock was converted into 1.5445839 shares of Tintic Gold Mining Company Common Stock, with Kiwa Bio-Tech Products Group Ltd. surviving as Tintic Gold Mining Company's wholly-owned subsidiary. The merger resulted in a change of control of Tintic Gold Mining Company, with former Kiwa Bio-Tech Products Group Ltd. stockholders owning approximately 89% of Tintic Gold Mining Company on a fully diluted basis. Subsequent to the merger, Tintic Gold Mining Company changed its name to Kiwa Bio-Tech Products Group Corporation. On July 22, 2004, we completed our reincorporation in the State of Delaware.

OVERVIEW OF FINANCIAL CONDITION AND GOING CONCERN

         Our consolidated financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the consolidated financial statements do not purport to represent the realizable or settlement values. We incurred a net loss of $1,650,247 and $1,355,239 during the three months ended March 31, 2004 and the year ended December 31, 2003, respectively, and our current liabilities exceeded our current assets by $965,294 and $585,313 for the same periods, respectively. We had a stockholders' deficiency of $621,990 and $211,123 at March 31, 2004 and December 31, 2003, respectively. In addition, we are still in the development stage and will require additional capital to fund our business plan. We continue to develop our manufacturing facility and have not generated significant revenues from our planned principal operations. These factors create substantial doubt about our ability to continue as a going concern.

         Our independent certified public accountants, in their independent auditors' report on the consolidated financial statements as of and for the year ended December 31, 2003, have expressed substantial doubt about our ability to continue as a going concern.

         As of March 31, 2004, we had obtained non-interest bearing loans from the local People's Republic of China government of approximately $1,200,000. During the year ending December 31, 2004, in addition to funds generated under the Standby Equity Distribution Agreement, we intend to raise additional capital through the issuance of debt or equity securities to fund the development of our planned business operations. There can be no assurances that we will be able to obtain sufficient funds to allow us to continue our operations during the remainder of 2004.

         To the extent that we are unable to successfully raise the capital necessary to fund our future cash requirements on a timely basis and under acceptable terms and conditions, we will not have sufficient cash resources to maintain operations, and may have to curtail operations and consider a formal or informal restructuring or reorganization.

ABOUT US

         Our principal executive offices are located at 17700 Castleton Street, Suite 589, City of Industry, California 91748. Our telephone number is (626) 964-3232.

THE OFFERING

         This  offering  relates  to the sale of our  common  stock  by  certain persons who are, or are beneficially deemed to be, our stockholders. Cornell Capital Partners, LP intends to sell up to 40,704,038 shares of common stock, 40,000,000 of which will be received under the Standby Equity Distribution Agreement and 704,038 of which were received from us as a one-time commitment fee under the Standby Equity Distribution Agreement. Newbridge Securities Corporation intends to sell up to 26,567 shares of common stock which were received from us as a one-time commitment fee for serving as sole placement agent under the Standby Equity Distribution Agreement. Holders of common stock issued upon conversion of convertible notes intend to sell up to 2,800,000 shares of common stock. The holder of a common stock warrant, upon exercise of such warrant, intends to sell up to 1,747,000 shares of common stock.

         On July 6, 2004, we entered into the Standby Equity Distribution Agreement with Cornell Capital Partners, LP. Under the Standby Equity Distribution Agreement, we may, at our discretion, periodically issue and sell to Cornell Capital Partners, LP common stock for a total purchase price of up to $10,000,000. The purchase price for the shares is equal to 99% of their market price, which is defined in the Standby Equity Distribution Agreement as the lowest volume weighted average price of the common stock during the five trading days following the notice date. The amount of each cash advance is subject to a maximum advance amount of $500,000, with no cash advance occurring within seven trading days of a prior advance. Cornell Capital Partners, LP received a one-time commitment fee of 704,038 shares of our common stock. Cornell Capital Partners, LP will be paid a fee equal to 4% of each advance, which is retained by Cornell Capital Partners, LP from each advance. On July 6, 2004, we also entered into the Placement Agent Agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the Placement Agent Agreement, we paid a one-time placement agent fee of 26,567 restricted shares of common stock equal to approximately $10,000 based on the volume weighted average price of our Common Stock as quoted by Bloomberg, LP on the date of the Placement Agent Agreement.

     COMMON STOCK OFFERED..............45,277,605 shares by selling stockholders

     OFFERING PRICE....................Market price

     COMMON STOCK OUTSTANDING
     BEFORE THE OFFERING...............38,460,853 shares as of July 30, 2004

     USE OF PROCEEDS...................We will not receive  any  proceeds of the
                                       shares    offered    by    the    selling
                                       stockholders.  Any  proceeds  we  receive
                                       from the sale of common  stock  under the
                                       Standby  Equity  Distribution   Agreement
                                       will  be  used   for   general   business
                                       purposes. See "Use of Proceeds."

     RISK FACTORS......................The  securities  offered hereby involve a
                                       high   degree   of  risk  and   immediate
                                       substantial dilution. See "Risk Factors" and "Dilution."

     OVER-THE-COUNTER
     BULLETIN BOARD SYMBOL.............KWBT

                                  RISK FACTORS

         We operate in a market environment that is difficult to predict and that involves significant risks and uncertainties, many of which will be beyond our control. Additional risks and uncertainties not presently known to us, or that are not currently believed to be important to you, if they materialize, also may adversely affect us. The accompanying information contained in these Risk Factors identifies important factors that could cause such differences.

RISKS RELATED TO OUR BUSINESS

INVESTORS MAY NOT BE ABLE TO ADEQUATELY EVALUATE OUR BUSINESS DUE TO OUR SHORT OPERATING HISTORY.

         We have only been operating our current business since June 2002, providing a limited period for investors to evaluate our business model. Because of this lack of operating history and the uncertain nature of the rapidly changing markets that we serve, we believe the prediction of future results of operation is difficult. We have generated insignificant revenue and incurred net operating losses during our recent operating history. We expect to continue to have operating losses for the foreseeable future as we further our research and continue to conduct product tests. There can be no assurances that any of the intellectual property or products intended to be developed by us will be marketed successfully or that ultimately we can develop a sufficiently large production capacity and sufficiently large customer demand to operate on a profitable basis. Until sufficient cash flow is generated from operations, we will have to utilize our capital resources or external sources of funding to satisfy our working capital needs. Furthermore, our prospects must be evaluated in light of risks, uncertainties, expenses and difficulties frequently encountered by companies in the early stage of their development.

WE HAVE BEEN THE SUBJECT OF A GOING CONCERN OPINION FOR THE YEAR ENDED DECEMBER 31, 2003 FROM OUR INDEPENDENT AUDITORS, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE CAN BECOME PROFITABLE OR OBTAIN ADDITIONAL FUNDING.

         Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with our financial statements for the year ended December 31, 2003, which states that the financial statements raise substantial doubt as to our ability to continue as a going concern. Our ability to make operations profitable or obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

OUR BUSINESS IS SUBJECT TO FLUCTUATIONS WHICH MAY RESULT IN VOLATILITY OR HAVE AN ADVERSE EFFECT ON THE MARKET PRICE OF OUR COMMON STOCK.

         Our business is subject to seasonal fluctuations due to growing seasons in different markets. Our past operating results have been, and our future operating results will be, subject to fluctuations resulting from a number of factors, including:

o        the timing and size of orders from major customers;

o        budgeting and purchasing cycles of customers;

o the timing of enhancements to products or new products introduced by us or our competitors;

o changes in pricing policies made by us, our competitors or suppliers, including possible decreases in average selling prices of products in response to competitive pressures;

o        market acceptance of enhanced versions of our products;

o        the availability and cost of key components;

o        the availability of development capacity; and

o        fluctuations in general economic conditions.

         We may also choose to reduce prices or to increase spending in response to competition or to pursue new market opportunities, all of which may have a material adverse effect on our business, financial condition and results of operations. This fluctuation may result in volatility or have an adverse effect on the market price of our common stock.

OUR SUCCESS DEPENDS IN PART ON OUR SUCCESSFUL DEVELOPMENT AND SALE OF PRODUCTS CURRENTLY IN THE RESEARCH AND DEVELOPMENT STAGE.

         Many of our product candidates are still in the research and development stage. The successful development of new products is uncertain and subject to a number of significant risks. Potential products that appear to be promising at early states of development may not reach the market for a number of reasons, including but not limited to, the cost and time of development. Potential products may be found to be ineffective or cause harmful side effects, fail to receive necessary regulatory approvals, be difficult to manufacture on a large scale or be uneconomical or fail to achieve market acceptance. Our proprietary products may not be commercially available for a number of years, if at all.

         There can be no assurance that any of our intended products will be successfully developed or that we will achieve significant revenues from such products even if they are successfully developed. Our success is dependent upon our ability to develop and market our products on a timely basis. There can be no assurance that we will be successful in developing or marketing such products or taking advantage of the perceived demand for such products. In addition, there can be no assurance that products or technologies developed by others will not render our products or technologies non-competitive or obsolete.

FAILURE TO ADEQUATELY EXPAND TO ADDRESS EXPANDING MARKET OPPORTUNITIES COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND RESULTS OF OPERATIONS.

         We anticipate that a significant expansion of operations will be required to address potential market opportunities. There can be no assurances that we will expand our operations in a timely or sufficiently large manner to capitalize on these market opportunities. The anticipated substantial growth is expected to place a significant strain on our managerial, operational and financial resources and systems. While management believes it must implement, improve and effectively use our operational, management, research and development, marketing, financial and employee training systems to manage anticipated substantial growth, there can be no assurances that these practices will be successful.

OUR  SUCCESS  DEPENDS  IN PART  UPON OUR  ABILITY  TO  RETAIN  AND  RECRUIT  KEY
PERSONNEL.

         Our success is highly dependent upon the continued services of our executive officers and key product development personnel, including without limitation, Wei Li, Da-chang Ju, Lian-jun Luo and James Nian Zhan. Given the intense competition for qualified management and product development personnel in our industry, the loss of the services of any key management or product development personnel may significantly and detrimentally affect our business and prospects. There is no assurance that we will be able to retain these personnel, and it may be time consuming and costly to recruit qualified personnel.

WE CURRENTLY DO NOT HAVE SUFFICIENT REVENUES TO SUPPORT OUR BUSINESS ACTIVITIES AND, IF OPERATING LOSSES CONTINUE, WE MAY NOT BE ABLE TO SECURE ADDITIONAL FINANCING TO OPERATE OUR BUSINESS.

         We require substantial working capital to fund our business. Because we currently do not have sufficient revenues to support our business activities, and if operating losses continue, we may be required to raise additional capital to fund our operations and finance our research and development activities. Funding, whether from a public or private offering of debt or equity, a bank loan or a collaborative agreement, may not be available when needed or on favorable terms. Any equity financing could result in dilution to the existing stockholders. Debt financing will result in interest expense, and if convertible into equity, could also dilute then-existing stockholders. We may also be subject to various restrictive covenants which could significantly limit our operating and financial flexibility and may limit our ability to respond to changes in our business or competitive environment. If we are unable to obtain necessary financing in the amounts and on terms deemed acceptable, we may have to limit, delay, scale back or eliminate our research and development activities or future operations. Any of the foregoing may adversely affect our business.

RESTRICTIONS ON CURRENCY EXCHANGE MAY LIMIT OUR ABILITY TO EFFECTIVELY RECEIVE AND USE OUR REVENUE.

         Because almost all of our future revenues may be in the form of Renminbi, China's currency which is denominated RMB, any future restrictions on currency exchanges may limit our ability to use revenue generated in Renminbi to fund our business activities outside China or to make dividend or other payments in U.S. Dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the Renminbi, for current account transactions, significant restrictions still remain, including primarily the restriction that foreign invested enterprises may only buy, sell and/or remit foreign currencies at those banks authorized to conduct foreign exchange business after providing valid commercial documents. In addition, conversion of Renminbi for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the Renminbi, especially with respect to foreign exchange transactions.

CHANGES IN CHINA'S POLITICAL, SOCIAL, ECONOMIC OR LEGAL SYSTEMS COULD MATERIALLY HARM OUR BUSINESS.

         All of our manufacturing and production is conducted in China. Consequently, an investment in our common stock may be adversely affected by the political, social and economic environment in China. Under its current leadership, China has been pursuing economic reform policies, including the encouragement of private economic activity and greater economic decentralization. There can be no assurance, however, that the Chinese government will continue to pursue such policies, that such policies will be successful if pursued, or that such policies will not be significantly altered from time to time. Our business and prospects are dependent upon agreements and regulatory approval with various entities controlled by Chinese governmental instrumentalities. Our operations and prospects would be materially and adversely affected by the failure of such governmental entities to grant necessary approvals or honor existing contracts, and, if breached, it might be difficult to enforce these contracts in China. In addition, the legal system of China relating to foreign investments is both new and continually evolving, and currently there can be no certainty as to the application of its laws and regulations in particular instances.

A SLOW-DOWN IN THE CHINESE ECONOMY MAY ADVERSELY EFFECT OUR GROWTH AND PROFITABILITY.

         The growth of the Chinese economy has been uneven across geographic regions and economic sectors. There can be no assurance that growth of the Chinese economy will be steady or that any recessionary conditions will not have a negative effect on our business. Several years ago, the Chinese economy experienced deflation, which may reoccur in the foreseeable future. In addition, if an outbreak of SARS recurs, it may cause a decrease in the level of economic activity and may adversely affect economic growth in China, Asia and elsewhere in the world. The performance of the Chinese economy overall affects our profitability as expenditures for agricultural technological products may decrease due to slowing domestic demand.

OUR ABILITY TO GENERATE REVENUES COULD SUFFER IF THE CHINESE AG-BIOTECHNOLOGY MARKET DOES NOT DEVELOP AS ANTICIPATED.

         The agriculture-biotechnology market in China, the primary market in which we do business, is in the early stage of development. It is expected that though the market opportunity looks promising, it will take time to develop. Successful development of the ag-biotechnology market in China depends on the following:

o continuation of governmental and consumer trends favoring the use of products and technologies designed to create sustainable agriculture;

o educating the Chinese agricultural community and consumers about the uses of ag-biotechnology products; and

o certain institutional developments such as governmental agricultural subsidies designed to promote the use of environmentally friendly ag-biotechnological products.

         There are no assurances that these trends will continue, governmental subsidies will be offered, or that the Chinese agricultural community and consumers will be successfully educated about the uses of ag-biotechnology products. The conduct of business in the ag-biotechnology market involves high risks. There can be no assurances that the ag-biotechnology market in China will develop sufficiently to facilitate our profitable operation. Existing competitors and new entrants in the ag-biotechnology market are expected to create fierce competition in the future as the market evolves. Competitors and new entrants may introduce new products into the market that may detrimentally affect sales of our existing products, and consequently our revenues.

WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, AND MAY BE EXPOSED TO INFRINGEMENT CLAIMS FROM THIRD PARTIES.

         Our success will depend in part on our ability to obtain patent protection for our technology, to preserve our trade secrets and to operate without infringing on the proprietary rights of third parties. We have filed several patents with the Chinese government and plan to file several patents with the U.S. Patent &Trademark Office. We may file other patent applications as we deem appropriate. There can be no assurance that the patents applied for will be reviewed in a timely manner, that any additional patents will issue or that any patents issued will afford meaningful protection against competitors with similar technology or that any patents issued will not be challenged by third parties. There also can be no assurance that others will not independently develop similar technologies, duplicate our technologies or design around our technologies whether or not patented. There also can be no assurance that we will have sufficient resources to maintain a patent infringement lawsuit should anyone be found or believed to be infringing our patents. There also can be no assurance that the technology ultimately used by us will be covered in any additional patent issued from our pending patent application or other patent applications which we may file. We do not believe that our technology infringes on the patent rights of third parties. However, there can be no assurance that certain aspects of our technology will not be challenged by the holders of other patents or that we will not be required to license or otherwise acquire from third parties the right to use additional technology. The failure to overcome such challenges or obtain such licenses or rights on acceptable terms could have a material adverse affect on us, our business, results of operations and financial condition.

         The processes and know-how of importance to our technology are dependent upon the skills, knowledge and experience of our technical personnel, consultants and advisors and such skills, knowledge and experience are not patentable. To help protect our rights, we require employees, significant consultants and advisors with access to confidential information to enter into confidentiality and proprietary rights agreements. There can be no assurance, however, that these agreements will provide adequate protection for our trade secrets, know-how or proprietary information in the event of any unauthorized use or disclosure. There can be no assurance that we will be able to obtain a license for any technology that we may require to conduct our business or that, if obtainable, such technology can be licensed at a reasonable cost. The cost of obtaining and enforcing patent protection and of protecting proprietary technology may involve a substantial commitment of our resources. Any such commitment may divert resources from other areas of our operations. We may be required to license or sublicense certain technology or patents in order to commence operations. There can be no assurance that we will be able to obtain any necessary licenses or to do so on satisfactory terms. In addition, we could incur substantial costs in defending ourselves against suits brought by other parties for infringement of intellectual property rights.

WE MAY BECOME INVOLVED IN INTELLECTUAL PROPERTY LITIGATION, THE DEFENSE OF WHICH COULD ADVERSELY IMPACT OUR BUSINESS OPERATIONS.

         We may, from time to time, become involved in litigation regarding patent and other intellectual property rights. From time to time, we may receive notices from third parties of potential infringement and claims of potential infringement. Defending these claims could be costly and time consuming and would divert the attention of management and key personnel from other business issues. The complexity of the technology involved and the uncertainty of intellectual property litigation increase these risks. Claims of intellectual property infringement also might require us to enter into costly royalty or license agreements. However, we may be unable to obtain royalty or license agreements on terms acceptable to us, or at all. In addition, third parties may attempt to appropriate the confidential information and proprietary technologies and processes used in our business, which we may be unable to prevent and which would harm the businesses and our prospects.

WE FACE TECHNICAL RISKS ASSOCIATED WITH COMMERCIALIZING OUR TECHNOLOGY WHICH COULD HAVE A MATERIAL ADVERSE IMPACT ON OUR BUSINESS RESULTS AND OPERATIONS.

         A key to our future success is the ability to produce our Ph-BC series of products at lower costs than our competitors. Although we are currently utilizing our proprietary technology to produce such products at lower costs, our method for producing such products on a commercial basis has only recently begun. Further, although results from recent independent tests and our early production results have been encouraging, the ability of our technology to commercially produce such products at consistent levels is still being evaluated. There can be no assurance that we will continue to produce such products at lower costs than our competitors, nor that our technology will be able to commercially produce such products at consistent levels.

RISKS RELATED TO OUR COMMON STOCK

IF AN ACTIVE TRADING MARKET FOR OUR SECURITIES DOES NOT REMAIN IN EXISTENCE, THE MARKET PRICE OF OUR SECURITIES MAY DECLINE AND STOCKHOLDERS' LIQUIDITY MAY BE REDUCED.

         Although our common stock trades on the OTC Bulletin Board, a regular trading market for the securities may not be sustained in the future. The OTC Bulletin Board is an inter-dealer, Over-The-Counter market that provides significantly less liquidity than the NASD's automated quotation system. Quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for the NASDAQ Stock Market. Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price. Market prices for our common stock will be influenced by a number of factors, including:

o        the issuance of new equity securities;

o        changes in interest rates;

o competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

o        variations in quarterly operating results;

o        change in financial estimates by securities analysts;

o        the depth and liquidity of the market for our common stock;

o investor perceptions of our company and the ag-biotechnology industry generally; and

o        general economic and other conditions.

WE ARE CONTROLLED BY TWO EXISTING STOCKHOLDERS, WHOSE INTERESTS MAY DIFFER FROM OTHER STOCKHOLDERS' INTERESTS.

         Our principal stockholders are All Star Technology Inc. and InvestLink (China) Limited. Wei Li, our Chief Executive Officer and Chairman, is a principal shareholder of All Star Technology Inc. Da-chang Ju, one of our directors, is a principal stockholder of InvestLink (China) Limited. All Star Technology Inc., together with InvestLink (China) Limited, currently beneficially own approximately 58.3% of the outstanding shares of our common stock. Accordingly, All Star Technology Inc., together with InvestLink (China) Limited, currently have the ability to determine the outcome of any corporate transaction or other matter submitted to the stockholders for approval, including election of directors, mergers, consolidations and the sale of all or substantially all of our assets. Our principal stockholders will also have the power to prevent or cause a change in control. The interests of these stockholders may differ from other stockholders' interests. In addition, this concentration of ownership may delay, prevent, or deter a change in control and could deprive other stockholders of an opportunity to receive a premium for their common stock as part of a sale of our business.

THE POTENTIAL DESIGNATION OF OUR COMMON STOCK AS "PENNY STOCK" COULD IMPACT THE TRADING MARKET FOR OUR COMMON STOCK.

         Our common stock could be considered to be a "penny stock" if it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under
Section 15(g) of the Securities Exchange Act of 1934, as amended. These include but are not limited to the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a "recognized" national exchange;
(iii) it is NOT quoted on the NASDAQ Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis.

BROKER-DEALER REQUIREMENTS IMPOSED BY THE DESIGNATION OF OUR COMMON STOCK AS "PENNY STOCK" MAY AFFECT THE TRADING MARKET FOR OUR COMMON STOCK.

         Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the Securities and Exchange Commission require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account.

         Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in
(ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of the Registrant's common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

WE DO NOT INTEND TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

         We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay any cash dividends in the future will depend on the financial condition, results of operations and other factors that the Board of Directors will consider.

RISKS RELATED TO THIS OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY NEGATIVELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS.

         Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all.

EXISTING STOCKHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT.

         The sale of shares pursuant to the Standby Equity Distribution Agreement will have a dilutive impact on our stockholders. Our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue in order to receive the maximum cash advance allowed under the Standby Equity Distribution Agreement. If our stock price is lower, then our existing stockholders would experience greater dilution.

CORNELL CAPITAL PARTNERS, LP WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT.

         The common stock to be issued under the Standby Equity Distribution Agreement will be issued at a 1% discount to the lowest volume weighted average price for the five days immediately following the notice date of an advance. In addition, Cornell Capital Partners, LP will retain 4% from each advance. These discounted sales could cause the price of our common stock to decline.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE.

         The selling stockholders intend to sell in the public market 45,277,605 shares of common stock being registered in this offering. That means that up to 45,277,605 shares may be sold pursuant to this registration statement. Such sales may cause our stock price to decline. Our officers and directors and those stockholders who are significant stockholders as defined by the Securities and Exchange Commission will continue to be subject to the provisions of various insider trading and Rule 144 regulations.

THE SALE OF OUR STOCK UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE.

         In many circumstances the provision of financing based on the distribution of equity for companies that are traded on the OTC Bulletin Board has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if we have not performed in such a manner to show that the equity funds raised will be used to grow our business. Such an event could place further downward pressure on the price of our common stock. Under the terms of the Standby Equity Distribution Agreement, we may request numerous cash advances. Even if we use the cash advances to grow our revenues and profits or invest in assets that are materially beneficial to us, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so which in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock the price will decline.

         It is not possible to predict if the circumstances exist under which short sales could materialize or to what level our stock price could decline. In some companies that have been subjected to short sales the stock price has dropped to near zero.

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE EQUITY LINE OF CREDIT WHEN NEEDED.

         We are dependent on external financing to fund our operations. Our financing needs are expected to be partially provided from the Standby Equity Distribution Agreement. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum cash advance of $500,000 during any seven trading day period. In addition, if the actual average price at which we sell shares of common stock under the Standby Equity Distribution Agreement falls, we may need to register additional shares to fully utilize the funds available under the Standby Equity Distribution Agreement.

WE MAY NOT BE ABLE TO OBTAIN A CASH ADVANCE UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT IF, SUBSEQUENT TO THE ADVANCE, CORNELL CAPITAL PARTNERS, LP WOULD HOLD IN EXCESS OF 9.9% OF OUR COMMON STOCK.

         We will be unable to obtain a cash advance under the Standby Equity Distribution Agreement where the number of shares of common stock issuable under an advance would cause Cornell Capital Partners, LP to own in excess of 9.9% of our then-outstanding common stock. A possibility exists that Cornell Capital Partners, LP may own approximately 9.9% of our outstanding common stock at a time when we would otherwise plan to make an advance under the Standby Equity Distribution Agreement. In that event, if we are unable to obtain additional external funding or generate revenue from the sale of our products, we could be forced to curtail or cease our operations.

FORWARD-LOOKING STATEMENTS

         Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

         This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                                 USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital Partners, LP under the Standby Equity Distribution Agreement. The purchase price of the shares purchased under the Standby Equity Distribution Agreement will be equal to 99% of the market price which is defined as the lowest volume weighted average price of our common stock on the OTC Bulletin Board for the five days immediately following the notice date. As an additional fee we will pay Cornell Capital Partners, LP 4% of each cash advance we receive.

         Pursuant to the Standby Equity Distribution Agreement, we cannot receive a cash advance for more than $500,000 in any period of seven trading days or more than $1,500,000 in the aggregate in any thirty-day calendar period. We may issue 40,704,038 shares of common stock under this registration statement in connection with the Standby Equity Distribution Agreement. Pursuant to the Standby Equity Distribution Agreement, we should receive up to $10,000,000 in net proceeds. Based on the assumed offering price of $0.25 per share, we would have to issue to Cornell Capital Partners, LP 40,000,000 shares in order to receive the entire $10,000,000 available to us under the Standby Equity Distribution Agreement.

         For illustrative purposes only, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Standby Equity Distribution Agreement. The table assumes estimated offering expenses of 0.5%, plus a 4% retention payable to Cornell Capital Partners, LP under the Standby Equity Distribution Agreement. The figures below are estimates only, and may be changed due to various factors, including the timing of the receipt of the proceeds.

GROSS PROCEEDS.........................  $5,000,000     $7,500,000    10,000,000

NET PROCEEDS...........................  $4,775,000     $7,162,500    $9,550,000
(AFTER OFFERING EXPENSES AND 4% FEE)

USE OF PROCEEDS                            AMOUNT         AMOUNT        AMOUNT

Manufacturing Facility Construction....  $2,500,000     $3,000,000    $3,500,000

General Working Capital................    $600,000       $800,000    $1,000,000

General Administrative and Operation
   Expenses............................    $575,000       $762,500      $950,000

Repayment of Short-term Loan...........    $100,000       $100,000      $100,000

Future Acquisitions....................  $1,000,000     $2,500,000    $4,000,000

TOTAL..................................  $4,775,000     $7,162,500    $9,550,000


                                    DILUTION

         Sales of the shares of our common stock will not result in any change to the net tangible book value per share before and after the distribution of shares by the selling stockholders. There will be no change in the net tangible book value per share attributable to cash payments made by purchasers of the shares being offered by the selling stockholders. Prospective investors in the shares held by the selling stockholders should be aware, however, that the price of shares being offered by the selling stockholders may not bear any rational relationship to our net tangible book value per share.

                              SELLING STOCKHOLDERS

         The  following  table  sets  forth:   (1)  the  name  of  each  of  the
stockholders for whom we are registering shares under this registration statement; (2) the number of shares of our common stock beneficially owned by each such stockholder prior to this offering (including all shares of common stock issuable pursuant to the Standby Equity Distribution Agreement or upon the exercise of a warrant as described below, whether or not exercisable within 60 days of the date hereof); (3) the number of shares of our common stock offered by such stockholder pursuant to this prospectus; and (4) the number of shares, and (if one percent or more) the percentage of the total of the outstanding shares, of our common stock to be beneficially owned by each such stockholder after this offering, assuming that all of the shares of our common stock beneficially owned by each such stockholder and offered pursuant to this prospectus are sold and that each such stockholder acquires no additional shares of our common stock prior to the completion of this offering. Such data is based upon information provided by each selling stockholder.

                                                                                      PERCENTAGE
                                        SHARES                          SHARES        OF SHARES
                                     BENEFICIALLY     SHARES TO BE    BENEFICIALLY   BENEFICIALLY
                                     OWNED BEFORE     SOLD IN THE     OWNED AFTER    OWNED AFTER
SELLING STOCKHOLDER                    OFFERING         OFFERING        OFFERING     OFFERING (1)
-------------------                    --------         --------        --------     ------------
Cornell Capital Partners, LP (2)        704,038        40,704,038          0              --

Tze Ming Hsu                          2,000,000         2,000,000          0              --

Westpark Capital, Inc. (3)            1,747,000         1,747,000          0              --

Shu-chen Wang                           280,000           280,000          0              --

Wen-Jen Lee                             205,000           205,000          0              --

Wai Sun Chan                            200,000           200,000          0              --

Zheng Wang                              115,000           115,000          0              --

Newbridge Securities
   Corporation                           26,567            26,567          0              --

----------

(1) Applicable percentage of ownership is based on 38,460,853 shares of common stock outstanding as of the date of this prospectus.
(2) Yorkville Advisors, LLC, Cornell Capital Partners, LP's general partner, exercises voting and investment authority over the shares held by Cornell Capital Partners, LP.
(3) WestPark Holdings, LLC exercises voting and investment authority over the shares held by Westpark Capital, Inc. Richard Rappaport controls WestPark Holdings, LLC.
----------

         The following information contains a description of each selling stockholder's relationship to us and how each selling stockholder acquired the shares to be sold in this offering. None of the selling stockholders have held a position or office, or had any other material relationship, with us, except as follows:

         STANDBY EQUITY DISTRIBUTION AGREEMENT. On July 6, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, LP. Under the Standby Equity Distribution Agreement, we may issue and sell to Cornell Capital Partners, LP common stock for a total purchase price of up to $10,000,000. The purchase price for the shares is equal to 99% of the market price, which is defined as the lowest volume weighted average price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $500,000, with no advance occurring within seven trading days of a prior advance. Cornell Capital Partners, LP received a one-time commitment fee of 704,038 shares of our common stock. Cornell Capital Partners, LP is entitled to retain a fee of 4% of each cash advance we receive.

         On July 6, 2004, we entered into the Placement Agent Agreement with Newbridge Securities Corporation in connection with the Standby Equity Distribution Agreement. Pursuant to the Placement Agent Agreement, we paid Newbridge Securities Corporation a one-time placement agent fee of 26,567 restricted shares of common stock equal to approximately $10,000 based on the volume weighted average price of our common stock as quoted by Bloomberg, LP on the date of the Placement Agent Agreement.

         ISSUANCE OF WARRANT. On March 11, 2004, we issued a Common Stock Warrant to Westpark Capital to purchase 1,747,000 shares of our common stock at an exercise price per share of $0.20. The Common Stock Warrant was issued for financial advisory services rendered to us in connection with our reverse merger transaction which was completed in March 2004. The Common Stock Warrant has a term of six years and was fully vested upon issuance. We granted Westpark Capital "piggy-back" registration rights with respect to the shares of common stock issuable upon exercise of the warrants.

         ISSUANCE OF CONVERTIBLE NOTES. On January 25, 2004, we entered into a convertible loan agreement with Kao Ming Investment Company, a foreign company in Taiwan for $500,000, with an interest rate of 12%, payable at maturity and a maturity date of September 25, 2004. As part of the loan terms, the lender had the right to convert the loan into shares of our common stock at $0.25 per share at any time prior to the maturity date, subject to our consummation of a reverse merger transaction which was accomplished in March 2004. The lender exercised its conversion right on June 8, 2004 and a total of 2,000,000 shares of our common stock were issued to Tze Ming Hsu per the lender's instruction.

         On March 12, 2004, we entered into a convertible loan agreement with JZU HSIANG Trading Co. Ltd., a foreign company in Taiwan for $200,000, with an interest rate of 12%, payable at maturity and a maturity date of three months after funding. The loan was funded on April 7, 2004. As part of the loan terms, the lender had the right to convert the loan into shares of our common stock at $0.25 per share at any time prior to the maturity date, subject to our consummation of a reverse merger transaction which was accomplished in March 2004. The lender exercised its conversion right on June 8, 2004, and a total of 800,000 shares of our common stock were issued to the following individuals in the following amounts per the lender's instruction:

         STOCKHOLDER                      AMOUNT
         -----------                      ------

         Sue-Chen Wang                    280,000

         Wen-Jen Lee                      205,000

         Wai Sun Chan                     200,000

         Zheng Wang                       115,000


         With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act, and Regulation D promulgated under the Securities Act. In each instance, the purchaser had access to sufficient information regarding our company so as to make an informed investment decision. More specifically, we had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the Securities Act and otherwise had the requisite sophistication to make an investment in our securities.

                              EQUITY LINE OF CREDIT

SUMMARY

         On July 6, 2004, we entered into the Standby Equity Distribution Agreement with Cornell Capital Partners, LP. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners, LP shares of common stock for a total purchase price of up to $10,000,000. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners, LP will pay us 99% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. The number of shares purchased by Cornell Capital Partners, LP for each cash advance is determined by dividing the amount of each advance by the purchase price for the shares of common stock. Cornell Capital Partners, LP will retain 4% of each cash advance we receive under the Standby Equity Distribution Agreement. Cornell Capital Partners, LP is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, as our placement agent in connection with the Standby Equity Distribution Agreement. For its services, Newbridge Securities Corporation received 26,567 shares of our common stock, valued at approximately $10,000 based on the volume weighted average price of our Common Stock as quoted by Bloomberg, LP on the date of the Placement Agent Agreement. The sale of the shares under the Standby Equity Distribution Agreement is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission and obtaining all necessary permits or qualifying for exemptions under applicable state laws. The costs associated with this registration will be borne by us. There are no other significant closing conditions to cash advances under the Standby Equity Distribution Agreement.

EQUITY LINE OF CREDIT EXPLAINED

         Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell shares of common stock to Cornell Capital Partners, LP to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance no more than every seven trading days. A closing will be held the first trading day after the pricing period at which time we will deliver shares of common stock and Cornell Capital Partners, LP will pay the advance amount. There are no closing conditions imposed on us for any of the advances other than that we have filed our periodic and other reports with the Securities and Exchange Commission, have delivered the stock for an advance, the trading of our common stock has not been suspended and that we have not undergone a fundamental change (as defined in the agreement). We may request cash advances under the Standby Equity Distribution Agreement once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request cash advances until Cornell Capital Partners, LP has advanced us a total amount of $10,000,000 or 24 months after the effective date of the this registration statement, whichever occurs first.

         The amount of each advance is subject to a maximum amount of $500,000, and we may not submit a request for an advance within seven trading days of a prior advance. The amount available under the Standby Equity Distribution Agreement is not dependent on the price or volume of our common stock. Our ability to request advances is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. In addition, we may not request cash advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners, LP owning more than 9.9% of our outstanding common stock. We would be permitted to make draws on the Standby Equity Distribution Agreement only so long as Cornell Capital Partners, LP's beneficial ownership of our common stock remains lower than 9.9% and, therefore, a possibility exists that Cornell Capital Partners, LP may own more than 9.9% of our outstanding common stock at a time when we would otherwise plan to make an advance under the Standby Equity Distribution Agreement.

         We do not have any agreements with Cornell Capital Partners, LP regarding the distribution of such stock, although Cornell Capital Partners, LP has indicated that it intends to promptly sell any stock received under the Standby Equity Distribution Agreement.

         We cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Based on the assumed offering price of $0.25 per share, we would have to issue to Cornell Capital Partners, LP 40,000,000 shares in order to receive the entire $10,000,000 available to us under the Standby Equity Distribution Agreement. Pursuant to the Standby Equity Distribution Agreement, we could receive up to approximately $9,600,000 in net proceeds.

         There is an inverse relationship between our stock price and the number of shares to be issued under the Standby Equity Distribution Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Standby Equity Distribution Agreement for a given advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the Standby Equity Distribution Agreement, assuming the receipt of aggregate proceeds of $10,000,000, at a recent price of $0.25 per share and 75%, 50% and 25% discounts to the recent price.

PURCHASE PRICE     $0.25         $0.1875         $0.125          $0.0625
NO. OF SHARES      40,000,000    53,333,333      80,000,000      160,000,000


         Proceeds received under the Standby Equity Distribution Agreement will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to receive. Cornell Capital

Partners, LP has the ability to permanently terminate its obligation to purchase shares of our common stock under the Standby Equity Distribution Agreement if there shall occur any stop order or suspension of the effectiveness of this registration statement for an aggregate of 50 trading days other than due to acts by Cornell Capital Partners, LP or if we fail materially to comply with certain terms of the Standby Equity Distribution Agreement (subject to a 30-day cure period).

         All fees and expenses under the Standby Equity Distribution Agreement will be borne by us. In connection with the Standby Equity Distribution Agreement, Cornell Capital Partners, LP received a one-time commitment fee in the form of 704,038 shares of common stock. In addition, we issued 26,567 shares of common stock to Newbridge Securities Corporation, an unaffiliated registered broker-dealer, as compensation for its services as a placement agent.

                              PLAN OF DISTRIBUTION

         The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or on any other market in which the price of our shares of common stock are quoted or (ii) in transactions otherwise than in the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

         The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

         Cornell Capital Partners, LP is an "underwriter" within the meaning of the Securities Act in connection with the sale of common stock under the Standby Equity Distribution Agreement. Under the Standby Equity Distribution Agreement, we may issue and sell common stock to Cornell Capital Partners, LP for a total purchase price of up to $10,000,000. Cornell Capital Partners, LP will pay us 99% of the lowest volume weighted average price of our common stock on the OTC Bulletin Board or other principal trading market on which our common stock is traded for the five days immediately following our request for an advance. In addition, Cornell Capital Partners, LP will retain 4% of the proceeds received by us under the Standby Equity Distribution Agreement, and received a one-time commitment fee in the form of 704,038 shares of common stock. The 4% retention and the 704,038 shares of common stock are underwriting discounts. In addition, we engaged Newbridge Securities Corporation, an unaffiliated registered broker-dealer, to act as our placement agent in connection with the Standby Equity Distribution Agreement. We issued 26,567 shares of common stock to Newbridge Securities Corporation as compensation for its services as a placement agent.

         Cornell Capital Partners, LP was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners, LP is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners, LP does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

         Other than Cornell Capital Partners, LP, the selling stockholders and any broker-dealers or agents that are involved in selling the shares may also be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker?dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

         Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and we have complied with them.

         We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect the selling stockholders to pay these expenses. We have agreed to indemnify Cornell Capital Partners, LP and its controlling persons against certain liabilities, including liabilities under the Securities Act. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement.

         The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Accordingly, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

DIRECTORS AND EXECUTIVE OFFICERS

         The following presents information as of July 30, 2004, regarding our executive officers and directors.

      NAME                                    POSITION
      ----                                    --------
Wei Li                      Chief Executive Officer and Chairman of the Board
Lian-jun Luo                Chief Financial Officer and Director
James Nian Zhan             Secretary and Director
Da-Chang Ju                 Director
Yun-long Zhang              Director


         WEI LI, age 42, became our Chief Executive Officer and Chairman of the Board on March 12, 2004. Mr. Li was the acting Chief Executive Officer of Kiwa Bio-Tech Products Group Ltd. since January 1, 2004 prior to the reverse merger. Mr. Li founded Kiwa Bio-Tech Products Group Ltd. to capitalize on the fast growth of the ag-biotechnology industry in China. Prior to founding Kiwa Bio-Tech Products Group Ltd., Mr. Li founded China Star Investment Group, an entity which provides integrated financing services and/or venture investments to growth businesses in China. In 1989, Mr. Li founded Xinhua International Market Development Ltd., a company which engaged in investing in China's high tech, pharmaceutical, medical device, media, entertainment and real estate industries. Mr. Li is a successful entrepreneur with 15 years of experience in founding companies and investing in China's growth industries. Mr. Li holds a B.S. in finance from Hunan Finance and Economics University.

         LIAN-JUN LUO, age 33, became our Chief Financial Officer on March 12, 2004, and one of our directors on March 27, 2004. Mr. Luo served as the Chief Executive Officer of Kiwa Bio-Tech Products Group Ltd. from

October 2002 to December 2003. From January 2002 to October 2002, Mr. Luo served as the Chief Financial Officer of China Star Investment & Management Company.
Mr. Luo's professional experience started as a staff accountant with an accounting firm with responsibilities in audit, project evaluation, financial analysis and negotiation of several merger and acquisition deals. Mr. Luo obtained his law degree from China University of Politics and Law in 1993. Mr. Luo is a certified public accountant and lawyer in China.

         JAMES NIAN ZHAN, age 39, became our Secretary on March 12, 2004, and one of our directors on March 27, 2004. Mr. Zhan has 15 years of business experience in the areas of financial management, investment banking, operations and information systems, both in the United States and China, including experience with United States public companies. Mr. Zhan most recently worked with Cornerstone Propane L.P. (NYSE: CNO/OTC: CNPP), the 6th largest propane distributor in the United States. Prior to working with Cornerstone Propane L.P., Mr. Zhan spent a few years with RSM Equico, a leading United States Investment Banking firm in mergers and acquisitions for middle-market companies, where he focused on advising corporate clients on valuation, corporate restructuring and mergers & acquisitions. Mr. Zhan holds an MBA degree from the Olin School of Business at Washington University in St. Louis.

         DA-CHANG JU, age 63, became one of our directors on March 12, 2004. In 2003, Mr. Ju became a member of Kiwa Bio-Tech Products Group Ltd.'s Board of Directors. From 1999 to 2000, Mr. Ju served on the Board of Directors of China Star Investment Group. Mr. Ju served as General Manager for Xinshen Company from 1987 to 1999. Mr. Ju holds a B.S. in mathematics from a major university in Beijing, China.

         YUN-LONG ZHANG, age 41, became one of our directors on March 27, 2004. Mr. Zhang is currently the General Manager of China Star Investment Group. In 2004, he was appointed a director to Kiwa Bio-Tech Products Group Ltd.'s Board of Directors. From 1994 to 2000, Mr. Zhang served as the head of the Investment Department at China National Economic and Systems Reform Research and Services Center. Mr. Zhang holds a degree in statistics.

AUDIT COMMITTEE FINANCIAL EXPERT

         We do not have an audit committee. Our Board of Directors performs some of the same functions of an audit committee, including recommending a firm of independent certified public accountants to audit our annual financial statements, reviewing the independent auditors independence, our financial statements and their audit report, and reviewing management's administration of the system of internal accounting controls. We do not currently have a written audit committee charter or similar document.

         The Board of Directors has determined that none of its members qualify as an audit committee financial expert as defined in Item 401 of Regulation S-B. We are a development stage company and have only recently become a publicly-traded company. We have not been able to identify a suitable candidate for our Board of Directors that would qualify as an audit committee financial expert.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of July 30, 2004, certain information known to us with respect to the beneficial ownership of our common stock by (i) each of our directors and executive officers, (ii) each person who is known by us to own of record or beneficially more than 5% of the outstanding common stock, and (iii) all of our directors and executive officers as a group. Unless otherwise indicated, each of the stockholders can be reached at our principal executive offices located at 17700 Castleton Street, Suite 589, City of Industry, California 91748.

                                                   SHARES BENEFICIALLY OWNED (1)
              BENEFICIAL OWNER                         NUMBER        PERCENT (%)
              ----------------                       ----------      -----------

                      (i) Directors and Executive Officers

Wei Li (2)
Chairman of the Board and CEO...............         12,356,672        32.1

Da-chang Ju (3)
Director....................................         10,062,088        26.2

Lian-jun Luo
Chief Financial Officer and Director........            308,916           *

James Nian Zhan
Secretary and Director......................            308,916           *

Yun-long Zhang
Director....................................            308,916           *

                                 (ii) 5% Holders

All Star Technology Inc. (2)................         12,356,672        32.1

InvestLink (China) Limited (3)..............         10,062,088        26.2

De-jun Zou..................................          3,089,168         8.0

Times Crossword Investment, Ltd.............          3,089,168         8.0

Tze Ming Hsu
9th Floor, #101 Fu-Shin N.
Taipei, Taiwan, R.O.C.......................          2,000,000         5.2

                           (iii) Management as a Group

ALL DIRECTORS AND EXECUTIVE
   OFFICERS AS A GROUP (FIVE
   PERSONS).................................         23,345,508        60.7

----------
*        Less than 1%.

(1) Gives effect to the shares of Common Stock issuable upon the exercise of all options exercisable within 60 days of July 30, 2004 and other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned. Percentage ownership is calculated based on 38,460,853 shares of the Common Stock outstanding as of July 30, 2004. All information is as of July 30, 2004 and is based upon information furnished by the persons listed, contained in filings made by them with the Securities and Exchange Commission or otherwise available to us.

(2) Consists of shares held by All Star Technology Inc., a British Virgin Islands international business company. Wei Li is a principal stockholder of All Star Technology Inc. and may be deemed to beneficially own such shares, but disclaims beneficial ownership in such shares held by All Star Technology Inc. except to the extent of his pecuniary interest therein.

(3) Consists of 6,178,336 shares of common stock held directly by InvestLink (China) Limited and 3,883,752 shares of common stock held by InvestLink (China) Limited as custodian for Gui-sheng Chen. Da-chang Ju is a principal stockholder of InvestLink (China) Limited and may be deemed to beneficially own such shares, but disclaims beneficial ownership in such shares held by InvestLink (China) Limited except to the extent of his pecuniary interest therein.

                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share and 20,000,000 shares of preferred stock, of which 38,460,853 shares of common stock and no shares of preferred stock were issued and outstanding as of July 30, 2004. Set forth below is a description of certain provisions relating to our capital stock. For additional information regarding our stock please refer to our Certificate of Incorporation and Bylaws.

         Common Stock. Each share of common stock entitles the holder thereof to one vote on each matter that may come before a meeting of the stockholders. There is no right to cumulative voting thus, the holders of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary or involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefor. It is our present intention to retain earnings, if any, for use in our business. The payment of dividends on the common stock are, therefore, unlikely in the foreseeable future.

         Preferred Stock. Our preferred stock may be issued from time to time in one or more series. Our Certificate of Incorporation authorizes our Board of Directors to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and the number of shares constituting any such series and the designation thereof, and to increase or decrease the number of shares of any series prior or subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         The financial statements for Kiwa Bio-Tech Products Group Ltd. for the year ended December 31, 2003 and the year ended December 31, 2002, included in this prospectus, and incorporated by reference in this registration statement, have been audited by Grobstein, Horwath & Company LLP, independent auditors, as stated in their report appearing with the financial statements and incorporated by reference in this registration statement. These financial statements are included in reliance upon the report of Grobstein, Horwath & Company LLP, given upon their authority as experts in accounting and auditing.

         Stubbs Alderton and Markiles, LLP will pass on the validity of the shares of common stock offered hereby.

         The transfer agent for our common stock is Fidelity Transfer Company. Its address is 1800 South West Temple, Suite 301, Salt Lake City, Utah 84115, and its telephone number is (801) 484-7222.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Our Certificate of Incorporation includes an indemnification provision under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as our directors or officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                             DESCRIPTION OF BUSINESS

         We are a development stage company that develops, manufactures, distributes and markets innovative, cost-effective and environmentally safe bio-technological products for agriculture, natural resources and environmental conservation. Our products are designed to enhance the quality of human life by increasing the value, quality and productivity of crops and decreasing the negative environmental impact of chemicals and other wastes.

         We were originally incorporated in the State of Utah on June 14, 1933, under the name Tintic Gold Mining Company to perform mining operations in Utah. On March 12, 2004, pursuant to an Agreement and Plan of Merger dated as of March 11, 2004, by and among Tintic Gold Mining Company, TTGM Acquisition Corporation, a Utah corporation and wholly-owned subsidiary of Tintic Gold Mining Company, and Kiwa Bio-Tech Products Group Ltd., a British Virgin Islands international business company, TTGM Acquisition Corporation merged with and into Kiwa
Bio-Tech Products Group Ltd. Each share of Kiwa Bio-Tech Products Group Ltd. common stock was converted into 1.5445839 shares of Tintic Gold Mining Company Common Stock, with Kiwa Bio-Tech Products Group Ltd. surviving as Tintic Gold Mining Company's wholly-owned subsidiary. The merger resulted in a change of control of Tintic Gold Mining Company, with former Kiwa Bio-Tech Products Group Ltd. stockholders owning approximately 89% of Tintic Gold Mining Company on a fully diluted basis. Subsequent to the merger, Tintic Gold Mining Company changed its name to Kiwa Bio-Tech Products Group Corporation. On July 22, 2004, we completed our reincorporation in the State of Delaware.

         In 2002, Kiwa Bio-Tech Products Group Ltd. chartered Kiwa Bio-Tech Products (Shandong) Co. Ltd., a wholly-owned subsidiary organized under the laws of China, as its offshore manufacturing base to capitalize on low cost, high quality manufacturing advantages available in China. In October 2003, Kiwa Bio-Tech Products Group Ltd. completed Phase I construction of its state-of-the-art manufacturing facility. In November 2003, Kiwa Bio-Tech Products Group Ltd. began shipping its first commercial product, a bio-fertilizer, to the agricultural market in China. We are currently working on existing product improvement and new product development while we continue our three-phase facility build-up.

BUSINESS AND OPERATIONS

         Our goal is to build a platform to commercialize bio-technological research and development results for applications in agriculture and environmental protection. In this respect, we are working on developing cooperative research relationships with several universities in China and the U.S. We are also acquiring technologies to reduce research and development costs and shorten commercialization cycles. We have filed patent applications in China for technologies related to applications of photosynthesis bacteria, biologic catalyst, and synergetic enzyme, and are preparing to file patent applications in the U.S. These technologies have applications in the agricultural, natural resources and environmental conservation and drug manufacturing sectors. We also plan to acquire similar technologies both in China and the U.S.

         Our first commercial product, based on the photosynthesis bacteria technology, is a bio-fertilizer called Photosynthesis Biological Catalyst. Field tests conducted by Chinese government and research institutions over the past three years have confirmed that this product stimulates plant growth and increases crop yields, including vegetables, fruits and other economic plants, by 10% to 25%. We plan to market another three to four products in the agriculture market in the next six to twelve months. These products are humus related products that can help increase soil fertility and play a vital role in plant nutrition. In addition, we plan to market a water-cleansing product based on the photosynthesis bacteria technology in the natural resources conservation market. We have other products in development, which include a plant regulator, an animal feed additive and an air-cleansing additive. We plan to actively pursue strategic alliances with bio-technology companies in the U.S. to maximize use of our strong marketing network in China's vast agricultural market.

STRATEGIES

         With the world's largest population to feed, China's demand for agricultural products is immense. Problems with pollution and soil contamination have increased pressure on the Chinese government to conserve land and enhance environmental protection. China thus faces an urgent need to improve unit land yield and reduce pollution. We plan to address this need through the development of our ag-biotechnology products which increase agricultural productivity in environmentally friendly ways. To capture this opportunity, our core strategies are as follows:

o Build a commercialization platform for world-class biotechnological research and development results for applications in agriculture, natural resources conservation and environmental protection;

o Establish strategic alliances for research and development, sales and distribution and customer acquisition with complimentary entities in the biological-agriculture and natural resources conservation industry;

o Complete our manufacturing facility in Shandong Province, one of the largest agricultural provinces in China;

o Offer flexible investment structure that does not take high risks in the research and development process, thus being able to manage commercialization risks and capture value; and

o Enhance overall management systems, operational structure and corporate governance.


         Our sales strategy involves utilizing both a direct sales force and distribution networks. Our distribution efforts are expected to include the following:

o Leveraging government support and existing rural area distribution networks to more effectively reach end-users;

o Cooperating with special fertilizer distributors who also help farmers resell their products;

o Focusing on large-to-medium size wholesalers of farm fertilizers at provincial and municipal levels;

o Establishing a three-level distribution network consisting of a company centralized sales office, provincial and city/county level agents; and

o Leveraging existing sales channel network of affiliates' products to save costs of building the network from scratch.


         We plan to target major agricultural companies and growers as customers that can realize significant financial benefits from using our products including:

o High value crop (such as fruits and vegetables) growers in China that supply to major cities;

o Agricultural producers in China who export to Japanese, Korean and other regional markets; and

o        "Green" or organic growers of produce throughout the world.


         Our sales efforts in the year 2004 are focused on the following geographic markets in China:

o Shandong Province - where our manufacturing facility is based and its products are tested. This province is a significant agricultural market and close to the Japanese and Korean markets;

o Jiangsu and Zhejiang Provinces - two large provinces that are close to Shanghai. Currently, we have entered into an exclusive distribution arrangement with one of the largest fertilizer and related product distributors in Jiangsu Province which is distributing our series of products to the local farmers;

o Hebei Province - a vegetable supplier base for the neighboring capital city of Beijing. We are partnering with government affiliated entities in Hebei Province to facilitate faster market penetration; and

o Xinjiang Autonomous Region - which is one of the largest agricultural provinces in China and the largest base for growing cotton and tomatoes in China.


         Given the global trend of customers favoring environmentally safe organically grown food and growers' need for higher crop yields and better quality, we also foresee strong market needs in the U.S. and other international markets including East and Southeast Asia. We are currently targeting the California and Florida markets in the

U.S., where farmers grow more "green" or organic high value crops such as fruits and vegetables. We are also in discussions with fertilizer manufacturers and distributors in Taiwan to distribute our products in the Taiwanese market and other Southeast Asian markets.

MARKET OVERVIEW

         Modern agricultural practices largely rely on heavy use of chemical fertilizers and pesticides which cause tremendous harm to the environment and soils. Such practices have been under increasing scrutiny across the world, leading to consumer demand for agricultural practices that are more environmentally friendly. China has only 7% of the world's agricultural land but needs to feed over 1.3 billion people, or approximately 20% of the world's population. To increase the overall crop yield, farmers in China use vast amounts of chemical fertilizers. According to the China Statistics Bureau and the Food & Agriculture Organization of the United Nations, the use of chemical fertilizers in China increased 90.7% in the past decade and is now 1.6 times the world average. Long-term excessive use of chemical fertilizers in China has led to severe soil contamination and pollution. If the situation continues unchanged, the largest population in the world could potentially face severe food and water shortages and an increasingly polluted living environment.

         One solution to the environmental problem is bio-fertilizer, an environmental friendly fertilizer. China's current consumption of bio-fertilizer consists of only 3% of the total fertilizer consumption which is significantly lower than the consumption rate in the U.S. of 18%. The Chinese agricultural industry has started to recognize the importance of bio-fertilizers to sustainable long-term agriculture in China. Our first commercialized product, Photosynthesis Biological Catalyst, capitalizes on this market trend and we hope to become one of the leaders in developing green technologies for productive, more sustainable agriculture in China.

COMPETITION

         Due to the unique products that we offer, there is little direct competition in the Chinese marketplace. With respect to existing products that are similar to Photosynthesis Biological Catalyst and their manufacturers, management believes that we have product differentiation and cost advantages (cost to customer) which will enable us to outperform our competitors, in terms of profitability, for the following reasons, among others:

o High effectiveness in increasing crop yield and quality while being environmentally friendly;

o        Lower price point and higher return on investment to end users;

o        Powder-based form making transportation and storage easier; and

o Complimentary to existing use of chemical fertilizer which will help to minimize switching costs for end users.

         We have conducted detailed research and analysis of the competitive landscape in the marketplace. From a broader view, there are about 10 companies, in different stages and of varied sizes of operations, which have or are producing similar photosynthesis related, microbial bio-fertilizer products in China, according to the categorization records from the Agriculture Fertilizer License Authority in China. The products of these companies are all in liquid form. Below is a summary of these 10 companies:

COMPANY NAME                          CURRENT STATUS
-----------------------------------   ------------------------------------------
Shanxi Kelin Environment Protection   The products are still in the experimental
Center, Shanxi Province               stage.
-----------------------------------   ------------------------------------------
Xinjin Microbial Products Factory     Only sells in part of Sichuan  Province
of Sichuan Agriculture University,    with a relatively low sales volume.
Sichuan Province

-----------------------------------   ------------------------------------------
Shenyang Fengyuan Bio-tech Products   A wholly-owned Japanese company.
Co., Ltd., Liaoning Province
                                      3 years in production of photosynthesis-based fertilizer product.

                                      Annual production of 2,000 tons (liquid).
-----------------------------------   ------------------------------------------
Shanghai Pudong Yiyijou Bio-          In business since 1999.
engineering Co., Ltd., Shanghai
                                      Covers more than 10 provincial markets.
-----------------------------------   ------------------------------------------
Chongyi Bio-technology Development    A county-level plant.
Center, She County, Hebei Province
                                      Small production scale.

                                      Products are sold in Linxi County in
                                      Shandong Province nearby.
-----------------------------------   ------------------------------------------
Bierfu Bio-engineering Co., Ltd.,     Products mostly sold in Jinan and
Weihai, Shandong Province             Shouguang areas in Shandong Province.

                                      Sales branches in Hebei, Nanjing & Fujian.

                                      Annual sales of 100 tons.
-----------------------------------   ------------------------------------------
North Design Institute, Protection    Has no commercial production.
Sub-Institute
                                      Owns the related intellectual property
                                      rights.
-----------------------------------   ------------------------------------------
Wuhan Shiruifu Bio-Technology Co.,    Its target market is in Hubei Province.
Ltd., Wuhan, Hubei Province
                                      Annual production of 3,000 tons (liquid).
-----------------------------------   ------------------------------------------
Harbin Tianye Bio-Technology Co.,     For details, refer to the following
Ltd., Harbin, Heilongjiang Province   section.
-----------------------------------   ------------------------------------------
Beijing Feishite Bio-engineering      Expected to establish two photosynthesis
Co., Ltd., Beijing                    bacteria fertilizer production bases in
                                      Beijing with annual production of 5,000
                                      tons (liquid).

FACILITIES AND EQUIPMENT

         We are in the process of constructing a manufacturing facility on 15.7 acres of land in Shandong Province, China. The right of land use has been approved by the local government for up to 10 years without land use costs. In the event our Chinese subsidiary becomes profitable, it will have the option to acquire the land use rights for a period of up to 50 years. Phase I of a three-phase construction plan has been completed. We expect the facility to be fully operational in 2005.

         Our principal executive offices are located at 17700 Castleton Street, Suite 589, City of Industry, California 91748.

SOURCES OF RAW MATERIALS

         The major raw materials for photosynthetic bacteria production are photosynthetic bacteria, sodium acetate, glucose, diammonium phosphate, and dipotassium hydrogen phosphate. Other chemicals are also used in the growth media. These materials are either cultured by our technicians or purchased from local markets.

DEPENDENCE ON CUSTOMERS

         We currently have 17 customers. One customer accounted for 100% of our net sales for the first quarter of fiscal year 2004 and for approximately 62% of our estimated sales for the second quarter of fiscal year 2004. We hope to expand our customer base to reduce our reliance on any single customer.

REGULATORY

         Our production needs to follow bio-fertilizer and photosynthetic bacteria standard production and testing procedures issued by the Chinese Ministry of Agriculture. We comply with the applicable standard production and testing procedures.

ENVIRONMENTAL MATTERS

         The bacteria used in our products are naturally occurring in many water bodies and have been extensively tested for environmental safety. They have been recognized as group beneficiary bacteria that can digest small inorganic and organic molecules for water cleaning and other water treatment purpose. They are environmental friendly and are not known to cause any environmental problems.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

OVERVIEW

         We intend to develop, manufacture, distribute and market innovative, cost-effective and environmentally safe bio-technological products for the agricultural, natural resources and environmental protection markets located primarily in the People's Republic of China. We intend to improve existing products and to develop new products. Our activities to date have included conducting research and development, acquiring and developing intellectual property, raising capital, developing of a manufacturing facility and identifying strategic acquisitions. Our first product, a photosynthesis biological catalyst, was introduced in the People's Republic of China's agricultural market in November 2003. We are a development stage entity.

         In March 2004, we entered into a merger with Kiwa Bio-Tech Products Group Ltd., a privately-held British Virgin Islands corporation, through a newly formed wholly-owned subsidiary, with Kiwa Bio-Tech Products Group Ltd. surviving as our wholly-owned subsidiary. For accounting purposes this transaction was treated as an acquisition of the public company and a recapitalization of Kiwa Bio-Tech Products Group Ltd. and its wholly owned subsidiary, KIWA Bio-Tech Products (Shandong) Co., Ltd. For accounting purposes, Kiwa Bio-Tech Products Group Ltd. is considered the acquirer in this transaction. The statements of operations and cash flows subsequent to the merger will be those of Kiwa Bio-Tech Products Group Ltd.

MAJOR CUSTOMERS AND SUPPLIERS

         We currently have 17 customers. One customer accounted for 100% of our net sales for the first quarter of fiscal year 2004. We did not have any sales for the three months ended March 31, 2003.

         Three suppliers accounted for 21%, 21%, and 10%, respectively, of our net purchases for the three months ended March 31, 2004. We did not have any purchases for the three months ended March 31, 2003.

GOING CONCERN

         Our consolidated financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the consolidated financial statements do not purport to represent the realizable or settlement values. We incurred a net loss of $1,650,247 and $1,355,239 during the three months ended March 31, 2004 and the year ended December 31, 2003, respectively, and our current liabilities exceeded its current assets by $965,294 and $585,313 and it had a stockholders' deficiency of $621,990 and $211,123 at March 31, 2004 and December 31, 2003, respectively. In addition, we are still in the development stage and will require additional capital to fund our business plan, and are continuing to develop our manufacturing facility and have not generated significant revenues from our planned principal operations. These factors create substantial doubt about our ability to continue as a going concern.

         As of March 31, 2004, we had obtained non-interest bearing loans from the local People's Republic of China government of approximately $1,200,000. The repayment of approximately $1,060,000 will start as our Chinese subsidiary becomes profitable and will be paid off within three years. The balance of the loans has been paid off as of June 30, 2004.

         On April 12, 2004, we entered into an agreement with China Agricultural University to acquire patent no. ZL 93101635.5 entitled "Highly Effective Composite Bacteria for Enhancing Yield and the Related Methodology for Manufacturing", which was originally granted by the People's Republic of China Patent Bureau on July 12, 1996. The purchase consideration is approximately $720,612, of which $30,204 was paid at signing of the agreement and an additional $30,204 will be paid within five days of the completion of the issuance of a notice regarding the patent right holder alternate registration by the People's Republic of China Patent Bureau. In addition, we agreed to issue 1,000,000 shares of common stock at an agreed-upon value of $0.63 per share, the fair market value on April 12, 2004 (aggregate value $630,000) within two months of the completion of the issuance of a notice regarding the patent right holder alternate registration by the People's Republic of China Patent Bureau.

         As of July 6, 2004, we entered into the Standby Equity Distribution Agreement with Cornell Capital Partners, LP for the sale and issuance of up to $10,000,000 of our common stock. We plan to use these funds to finance our operations.

         During the year ending December 31, 2004, we intend to raise additional capital through the issuance of debt or equity securities to fund the development of its planned business operations, although there can be no assurances that we will be successful in this regard. To the extent that we are unable to successfully raise the capital necessary to fund our future cash requirements on a timely basis and under acceptable terms and conditions, we will not have sufficient cash resources to maintain operations, and may have to curtail operations and consider a formal or informal restructuring or reorganization.

CRITICAL ACCOUNTING POLICIES

         We prepared our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Management periodically evaluates the estimates and judgments made. Management bases its estimates and judgments on historical experience and on various factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates as a result of different assumptions or conditions.

         The following critical accounting policies affect the more significant judgments and estimates used in the preparation of our consolidated financial statements.

         ACCOUNTS RECEIVABLE. We perform ongoing credit evaluations of our customers and intend to establish an allowance for doubtful accounts when amounts are not considered fully collectable. We believe that the accounts receivable balance at March 31, 2004 is fully collectible.

         INVENTORIES. Inventories are stated at the lower of cost or net realizable value. Cost is determined on the weighted average method. Inventories include raw materials, work-in-progress, finished goods and low-value consumables. Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs to complete and dispose.

         REVENUE RECOGNITION. We recognize revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements." Sales represent the invoiced value of goods, net of value added tax, supplied to customers, and are recognized upon delivery of goods and passage of title.

         IMPAIRMENT OF ASSETS. Our long-lived assets consist of property and equipment. At March 31, 2004, the net value of property and equipment was $1,467,190, which represented approximately 67% of our total assets. At December 31, 2003, the net value of property and equipment was $1,477,148, which represented approximately 69% of our total assets.

         We periodically evaluate our investment in long-lived assets, including property and equipment, for recoverability whenever events or changes in circumstances indicate the net carrying amount may not be recoverable. Our judgments regarding potential impairment are based on legal factors, market conditions and operational performance indicators, among others. In assessing the impairment of property and equipment, we make assumptions regarding the estimated future cash flows and other factors to determine the fair value of the respective assets. If these estimates or the related assumptions change in the future, we may be required to record impairment charges for these assets.

         INCOME TAXES. We record a valuation allowance to reduce our deferred tax assets arising from net operating loss carryforwards to the amount that is more likely than not to be realized. In the event we were to determine that we would be able to realize our deferred tax assets in the future in excess of our recorded amount, an adjustment to the deferred tax assets would be credited to operations in the period such determination was made. Likewise, should we determine that we would not be able to realize all or part of our deferred tax assets in the future, an adjustment to the deferred tax assets would be charged to operations in the period such determination was made.

RESULTS OF OPERATIONS

Three Months Ended March 31, 2004 and 2003:

         NET SALES. Net sales were $53,458 for the three months ended March 31, 2004. We did not have any sales for the three months ended March 31, 2003. The increase in net sales is the result of our first product being introduced to the market in November 2003.

         COST OF SALES. Cost of sales was $31,011 for the three months ended March 31, 2004, including depreciation and amortization of $9,572.

         GROSS PROFIT. Gross profit was $22,447 or 42% of net sales for the three months ended March 31, 2004.

         CONSULTING AND PROFESSIONAL FEES. Consulting and professional fees were $29,887 for the three months ended March 31, 2004. We did not have any consulting and professional fees for the three months ended March 31, 2003. The increase in consulting and professional fees in 2004 is primarily attributable to activities relating to fundraising.

         DIRECTORS' COMPENSATION. Directors' compensation was $8,699 for the three months ended March 31, 2004, as compared to $3,624 for the three months ended March 31, 2003.

         GENERAL AND ADMINISTRATIVE. General and administrative expense was $74,545 for the three months ended March 31, 2004, as compared to $43,717 for the three months ended March 31, 2003, an increase of $30,828 or 71%, primarily as a result of increased personnel-related costs in the People's Republic of China reflecting an increased level of business activity and increased costs associated with being a public company. General and administrative expenses include salaries, travel and entertainment, rent, office expense, telephone expense and insurance costs.

         RESEARCH AND DEVELOPMENT. Research and development expense increased $2,820, or 29%, to $12,540 for the three months ended March 31, 2004, as compared to $9,720 for the three months ended March 31, 2003. This increase is the result of preparation for new product testing and development.

         DEPRECIATION AND AMORTIZATION. Depreciation and amortization, excluding depreciation and amortization included in cost of sales, increased $7,238, or 381%, to $9,138 for the three months ended March 31, 2004, as compared to $1,900 for the three months ended March 31, 2003. This increase is the result of the completion of the first phase of construction of our manufacturing facility in late 2003.

         REVERSE MERGER COSTS. Reverse merger costs relating to our March 2004 reverse merger were $1,397,981 for the three months ended March 31, 2004, including non-cash costs relating to the issuance of stock options and warrants of $1,114,380. We did not have any reverse merger costs for the three months ended March 31, 2003.

         INTEREST INCOME (EXPENSE), NET. Interest expense increased $14,592, or 4,692%, to $14,903 for the three months ended March 31, 2004, as compared to interest income of $311 for the three months ended March 31, 2003. This increase is due to increased borrowing during the three months ended March 31, 2004.

         AMORTIZATION OF BENEFICIAL CONVERSION FEATURE OF CONVERTIBLE NOTE PAYABLE. On January 25, 2004, we entered into a convertible loan agreement for $500,000, with interest at 12%, payable at maturity. The loan matures on September 25, 2004. As part of the loan terms, the lender has the right to convert the loan into shares of our common stock at $0.25 per share at any time prior to the maturity date, subject to our completion of a reverse merger transaction in the United States, which was accomplished in March 2004. The fair value of this beneficial conversion feature was determined to be $500,000, consisting of the aggregate fair value of the difference between the $0.25 conversion price and the fair market value of our common stock of $0.60 per share, and is being charged to operations as interest expense from January 25, 2004 through September 25, 2004, which resulted in a charge to operations of $125,000 for the three months ended March 31, 2004.

         NET LOSS. Net loss increased $1,591,597 to $1,650,247 for the three months ended March 31, 2004, as compared to $58,650 for the three months ended March 31, 2003. The increased net loss in the current period is primarily the result of charges related to the reverse merger, consulting and professional fees, and convertible notes.

Twelve Months ended December 31, 2003 and 2002:

         NET SALES. Net sales were $40,031 for the twelve months ended December 31, 2003. We did not have any sales for the twelve months ended December 31, 2002. The increase in net sales is the result of our first product being introduced to the market in November 2003.

         COST OF SALES. Cost of sales was $30,294 for the twelve months ended December 31,2003, including depreciation and amortization of $16,578.

         GROSS PROFIT. Gross profit was $9,737 or 24.3% of net sales for the twelve months ended December 31, 2003.

         CONSULTING AND PROFESSIONAL FEES. Consulting and professional fees were $545,787 and $21,816 for the twelve months ended December 31, 2003 and 2002, respectively. The increase in consulting and professional fees in 2003 is primarily attributable to activities relating to implementing a strategy to become a publicly traded company through reverse merger.

         DIRECTORS' COMPENSATION. Directors' compensation was $347,110 for the twelve months ended December 31, 2003, as compared to $906 for the same period of 2002. In 2002 directors worked almost free for the company. In 2003 we issued stock to compensate director's compensation due to increasing activities.

         GENERAL AND ADMINISTRATIVE. General and administrative expense was $327,501 for the twelve months ended December 31, 2003, as compared to $41,435 for the same period of 2002, an increase of 286,066 or 690.4%, primarily as a result of a short operation history in 2002 and increased personnel-related costs in the People's

Republic  of China  reflecting  an  increased  level of  business  activity  and increased costs associated with being a public company. General and administrative expenses include salaries, travel and entertainment, rent, office expense, telephone expense and insurance costs.

         RESEARCH AND DEVELOPMENT. Research and development expense increased $57,269, or 928.94%, to $6,165 for the twelve months ended December 31, 2003, as compared to $6,165 for the twelve months ended December 31, 2002. This increase is due to the incorporation in June 2002 and minimum research and development activities.

         DEPRECIATION AND AMORTIZATION. Depreciation and amortization, excluding depreciation and amortization included in cost of sales, increased $18,280, or almost sixty times, to $18,585 for the twelve months ended December 31, 2003, as compared to $305 for the same period of 2002. This increase is the result of a short operational history in 2002.

         REVERSE MERGER COSTS. Reverse merger costs relating to a proposed reverse merger were $50,336 for the twelve months ended December 31, 2003 due to implementing a strategy to become a publicly-traded company through reverse merger. We did not have any reverse merger costs for the twelve months ended December 31, 2002.

         INTEREST INCOME (EXPENSE), NET. Interest expense increased $11,966, or 4,656%, to $12,223 for the twelve months ended December 31, 2003, as compared to interest income of $257 for the same period of 2002. This increase is due to increased borrowing in 2003.

         NET LOSS. Net loss increased $1,284,355 to $1,355,239 for the twelve months ended December 31, 2003, as compared to $70,844 for the same period of 2002. The increased net loss in 2003 is primarily the result of the increase in consulting and professional fees as well as director's compensation.

LIQUIDITY AND CAPITAL RESOURCES

         We have relied on the proceeds from the sale of our equity securities and loans from both unrelated and related parties to provide the resources necessary to fund the development of our business plan and operations. During the three months ended March 31, 2004, we raised $500,000 in the form of a convertible note payable.

         We are in the development stage and will require additional capital to fund our business plan, and are continuing to develop our manufacturing facility and have not generated significant revenues from our planned principal operations. We do not anticipate enough positive internal operating cash flow until such time as we generate substantial revenues, which may take the next few years to fully realize. In the event we cannot obtain the necessary capital to pursue our strategic plan, we may have to cease or significantly curtail our operations.

         Over the next twelve months, we believe that existing capital and anticipated funds from operations will not be sufficient to sustain operations and planned expansion. However, our near term cash requirements are anticipated to be offset through the receipt of funds through the Standby Equity Distribution Agreement with Cornell Capital Partners, LP and through other private placement offerings and loans obtained through private sources. Once this registration statement becomes effective we anticipate being able to use the cash advances from Cornell Capital Partners, LP to finance our operations. If, however, these cash advances are unavailable, we will be required to seek additional capital in the future to fund growth and expansion through additional equity or debt financing or credit facilities. No assurance can be made that such financing would be available, and such financing, if available, could have a negative impact on our financial condition.

         At March 31, 2004 and December 31, 2003, we had cash of $10,910 and $48,730, respectively. At March 31, 2004 and December 31, 2003, our net working capital deficiency was $965,294 and $585,313, respectively, reflecting current ratios of .42:1 and .53:1, respectively, at such dates. During April 2004, we borrowed $200,000 pursuant to a three-month convertible note payable.

         During the three months ended March 31, 2004, our operations utilized cash of $559,463, as compared to $53,040 for the three months ended March 31, 2003, as a result of an increased level of business activity and the costs associated with operating a public company. For the years ended December 31, 2003 and 2002, our operations utilized cash of $186,503 and $37,337, respectively.

         During the three months ended March 31, 2004, we utilized $8,752 in investing activities, as compared to $388,848 for the three months ended March 31, 2003, for the purchase of property and equipment. For the years ended December 31, 2003 and 2002, we utilized $1,448,668 and $63,948, respectively, in investing activities for the purchase of property and equipment.

         During the three months ended March 31, 2004, we generated $530,395 from financing activities, consisting of the proceeds from a convertible note payable of $500,000, a decrease in restricted cash of $100,000 and an increase in long-term borrowings of $21,021, offset in part by the repayment of short-term loans of $90,626.

         During the three months ended March 31, 2003, we generated $300,328 from financing activities through an increase in long-term borrowings.

         For the years ended December 31, 2003 and 2002, we generated $1,161,844 and $623,342, respectively, from financing activities, consisting of the proceeds from the sale of common stock of $465,000, the proceeds from convertible notes payable of $100,000, the proceeds from short-term borrowings of $283,930 and the proceeds from long-term borrowings of $1,236,256, offset by an increase in restricted cash of $300,000.

         The short-term loans are secured by restricted cash in the form of a bank certificate of deposit denominated in U.S. Dollars.

         Long-term borrowings consist primarily of unsecured, non-interest bearing notes payable to the local People's Republic of China government that do not mature until three years after our People's Republic of China operations reach defined levels of profitability.

INFLATION AND CURRENCY MATTERS:

         In the most recent decade, the Chinese economy has experienced periods of rapid economic growth as well as relatively high rates of inflation, which in turn has resulted in the periodic adoption by the Chinese government of various corrective measures designed to regulate growth and contain inflation. Our success depends in substantial part on the continued growth and development of the Chinese economy.

         Foreign operations are subject to certain risks inherent in conducting business abroad, including price and currency exchange controls, and fluctuations in the relative value of currencies. We conduct virtually all of our business in China and, accordingly, the sale of our products is settled primarily in Renminbi. As a result, devaluation or currency fluctuation of the Renminbi against the U.S. Dollar would adversely affect our financial performance when measured in U.S. Dollars. Although prior to 1994 the Renminbi experienced significant devaluation against the U.S. Dollar, the Renminbi has remained fairly stable since then. In addition, the Renminbi is not freely convertible into foreign currencies, and the ability to convert the Renminbi is subject to the availability of foreign currencies. Effective December 1, 1998, all foreign exchange transactions involving the Renminbi must take place through authorized banks or financial institutions in China at the prevailing exchange rates quoted by the People's Bank of China.

         As China has recently been admitted as a member of the World Trade Organization, the central government of China is expected to adopt a more rigorous approach to partially deregulate currency conversion restrictions, which may in turn increase the exchange rate fluctuation of the Renminbi. Should there be any major change in the central government's currency policies, we do not believe that such an action would have a detrimental effect on our operations, since we conduct virtually all of our business in China, and the sale of our products is settled in Renminbi.

         Although prior to 1994 the Renminbi experienced significant devaluation against the U.S. Dollar, the Renminbi has remained fairly stable since then. The exchange rate was approximately $1.00 to RMB 8.30 at March 31, 2004 and December 31, 2003.

COMMITMENTS AND CONTINGENCIES

         On April 12, 2004, we entered into an agreement with China Agricultural University to acquire patent no. ZL 93101635.5 entitled "Highly Effective Composite Bacteria for Enhancing Yield and the Related Methodology for Manufacturing," which was originally granted by the People's Republic of China Patent Bureau on July 12, 1996. The purchase consideration is approximately $720,612, of which $30,204 was paid at signing of the agreement and an additional $30,204 will be paid within five days after the completion of the issuance of a notice regarding the patent right holder alternate registration by the People's Republic of China Patent Bureau. In addition, we agreed to issue 1,000,000 shares of common stock at an agreed-upon value of $0.63 per share, the fair market value on April 12, 2004 (aggregate value $630,000) within two months of the completion of the issuance of a notice regarding the patent right holder alternate registration by the People's Republic of China Patent Bureau.

OFF-BALANCE SHEET ARRANGEMENTS

         At March 31, 2004, we did not have any transactions, obligations or relationships that could be considered off-balance sheet arrangements.

RECENT ACCOUNTING PRONOUNCEMENTS

         In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies under what circumstances a contract with initial investments meets the characteristics of a derivative and when a derivative contains a financing component. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003. The adoption of SFAS No. 149 did not have a significant effect on our financial statement presentation or disclosures.

         In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS No. 150 is to be implemented by reporting the cumulative effect of a change in accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The adoption of SFAS No. 150 did not have a significant effect on our financial statement presentation or disclosures.

         In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair market value of the obligations it assumes under that guarantee and must disclose that information in its interim and annual financial statements. The initial recognition and measurement provisions of FIN 45 apply on a prospective basis to guarantees issued or modified after December 31, 2002. We implemented the disclosure provisions of FIN 45 in our December 31, 2002 consolidated financial statements, and the measurement and recording provisions of FIN 45 effective January 1, 2003. The implementation of the provisions of FIN 45 did not have a significant effect on our consolidated financial statement presentation or disclosures.

         In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), which clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," relating to consolidation of certain entities. In December 2003, the FASB issued a revised version of FIN 46 ("FIN 46R") that replaced the original FIN 46. FIN 46R requires identification of a company's participation in variable interest entities ("VIEs"), which are defined as entities with a level of invested equity that is not sufficient to fund future activities to permit it to operate on a standalone basis. For entities identified as a VIE, FIN 46R sets forth a model to evaluate potential consolidation based on an assessment of which party to the VIE (if any) bears a majority of the exposure to its expected losses, or stands to gain from a majority of its expected returns. FIN 46R also sets forth certain disclosures regarding interests in VIEs that are deemed significant, even if consolidation is not required. We are not currently participating in, or invested in any VIEs, as defined in FIN 46R. The implementation of the provisions of FIN 46R in 2003 did not have a significant effect on our consolidated financial statement presentation or disclosures.

                             DESCRIPTION OF PROPERTY

         We are in the process of constructing a manufacturing facility on 15.7 acres of land in Shandong Province, China. The right of land use has been approved by the local government for up to 10 years without land use costs. In the event our Chinese subsidiary becomes profitable, it will have the option to acquire the land use rights for a period of up to 50 years. The first phase of a three-phase construction plan has been completed. We expect the facility to be fully operational in 2005.

         We lease our principal executive offices located at 17700 Castleton Street, Suite 589, City of Industry, California 91748. The lease has a term of 2 years and expires on June 11, 2005.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         China Star Investment Group is a company which is 10% owned by one of our major stockholders. The balance due to China Star at December 31, 2002 of $26,902 was primarily related to pre-operating costs that China Star paid on our behalf before it was incorporated in the People's Republic of China. The balance due from China Star at December 31, 2003 of $30,574 resulted from unsecured, non-interest bearing cash advances which are due on demand.

         In October 2003, we obtained a $100,000 loan from China Star. The loan was scheduled to mature on October 20, 2004, and bears interest at 12% per annum, payable at maturity. As part of the loan terms, China Star had the right to convert the loan into shares of our common stock at $0.25 per share at any time prior to the maturity date, subject to our completing a reverse merger transaction in the United States, which was accomplished in March 2004. China Star waived this conversion right in March, 2004.

         During the three months ended March 31, 2004, the $30,574 due from China Star was offset against the $100,000 loan payable to China Star, resulting in a liability to China Star of $69,426 at March 31, 2004.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

         Since January 31, 2002, we have been eligible to participate in the OTC Bulletin Board, an electronic quotation medium for securities traded outside of the Nasdaq Stock Market, and prices for our common stock are published on the Over-the-Counter Bulletin under the trading symbol "KWBT." The market for shares of our common stock is extremely limited and no assurance can be given that the present limited market for our common stock will continue or will be maintained. The potential sale of our common stock pursuant to Rule 144 of the Commission by officers and directors may have a substantial adverse impact on any such public market. As of July 30, 2004 the closing price was $0.19.

         The following table sets forth the quarterly high and low trade prices for our common stock since we have been eligible to participate in the OTC Bulletin Board as reported by the National Quotations Bureau. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions. These prices also take into account the 4-for-1 stock split that occurred during the first quarter of 2004, and the 1-for-10 reverse stock split that occurred during the first quarter of 2003.

YEAR 2002                             HIGH TRADE                 LOW TRADE

Quarter Ended March 31, 2002          $0.25                      $0.12

Quarter Ended June 30, 2002           $0.25                      $0.12

Quarter Ended September 30, 2002      $0.25                      $0.12

Quarter Ended December 31, 2002       $0.25                      $0.12


YEAR 2003                             HIGH TRADE                 LOW TRADE

Quarter Ended March 31, 2003          $0.22                      $0.05

Quarter Ended June 30, 2003           $0.12                      $0.12

Quarter Ended September 30, 2003      $0.12                      $0.12

Quarter Ended December 31, 2003       $0.12                      $0.12


YEAR 2004                             HIGH TRADE                 LOW TRADE

Quarter Ended March 31, 2004          $0.12                      $0.12

Quarter Ended June 30, 2004           $0.80                      $0.31



HOLDERS OF COMMON STOCK

         As of July 30, 2004, we had approximately 376 stockholders of record of our common stock and 38,460,853 shares of our common stock were issued and outstanding.

DIVIDENDS

         We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain any earnings to finance the growth of the business. We cannot assure you that we will ever pay cash dividends. Whether we pay any cash dividends in the future will depend on the financial condition, results of operations and other factors that the Board of Directors will consider.

EQUITY COMPENSATION PLAN INFORMATION

         As of December 31, 2003, we did not have any securities to be issued under any equity compensation plans.

AUTHORIZED AND UNISSUED STOCK

         The authorized but unissued shares of our capital stock are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. In the event of an unsolicited tender offer or takeover proposal, the increased number of shares could give us greater opportunity to issue shares to persons who are friendly to management. The shares might also be available to make acquisitions or enter into other transactions that might frustrate potential offerors.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth, as to the Chief Executive Officer, information concerning all compensation paid for services to us in all capacities for each of the three years ended December 31 indicated below. No other executive officer received total annual salary and bonus in excess of $100,000 for each of the three years ended December 31 indicated below.

                                                                               LONG TERM COMPENSATION
                                                  ANNUAL COMPENSATION
                                FISCAL YEAR                                 RESTRICTED             ALL
NAME                               ENDED                                   STOCK AWARDS           OTHER
PRINCIPAL POSITION             DECEMBER 31,       SALARY       BONUS            ($)            COMPENSATION
------------------             ------------       ------       -----            ---            ------------
George Christopulos (1)            2003             0            0           8,139 (2)              0
   President, Chief                2002             0            0           7,875 (3)              0
   Executive Officer &             2001             0            0           6,900 (4)              0
   Chief Financial Officer

(1)  Mr. Christopulos resigned as of March 12, 2004.
(2) 81,391 shares of restricted stock valued at $0.10 per share were issued to Mr. Christopulos as compensation for services rendered to us during the fiscal year ended December 31, 2003.
(3) 45,000 shares of restricted stock valued at $0.175 per share were issued to Mr. Christopulos as compensation for services rendered to us during the fiscal year ended December 31, 2002.
(4) 23,000 shares of restricted stock valued at $0.30 per share (as adjusted for the one share for ten shares reverse stock split approved by the Board on January 17, 2003) were issued to Mr. Christopulos as compensation for services rendered to us during the fiscal year ended December 31, 2001.

COMPENSATION OF DIRECTORS

         At present, non-employee directors do not receive any cash compensation or award of options, warrants, or stock appreciation rights (SARs) for their service on the Board. The Board may in the future establish a policy for compensation of non-employee directors, which may include cash payments, option or stock grants and/or reimbursement of expenses.

EMPLOYMENT  CONTRACTS  AND  TERMINATION  OF  EMPLOYMENT  AND   CHANGE-IN-CONTROL
ARRANGEMENTS

         At present, there are no employment contracts between any named executive officers and us. There are no compensatory plans or arrangements with respect to a named executive officer that would result in payments or installments in excess of $100,000 upon the resignation, retirement or other termination of such executive officer's employment with us or from a change-in-control.

2004 STOCK INCENTIVE PLAN

         On May 10, 2004, our Board of Directors determined that it was in our best interest to provide equity incentives to certain of our directors, officers and employees and or consultants. Pursuant to that end, our Board of Directors adopted and approved, subject to shareholder approval, our 2004 Stock Incentive Plan. The 2004 Stock Incentive Plan reserves 1,047,907 shares of our common stock for issuance to qualifying participants of options and stock purchase rights. This key aspect of our compensation program is designed to attract, retain, and motivate the highly qualified individuals required for our long-term success. Approval of the Plan required the affirmative vote of the majority of the outstanding shares of our common stock on the record date. As of June 3, 2004, holders of a majority of our common stock had approved the 2004 Stock Incentive Plan.

                           HOW TO GET MORE INFORMATION

         We have filed with the Securities and Exchange Commission in Washington, DC, a registration statement on Form SB-2 under the Securities Act with respect to the shares we are offering. This prospectus does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the Securities and Exchange Commission. Reference is hereby made to this registration statement and exhibits hereto for further information with respect to Kiwa Bio-Tech Products Group Corporation and the shares to which this prospectus relates. Copies of the registration statement and other information filed by Kiwa with the Securities and Exchange Commission can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission in Washington, DC at 450 Fifth Street, NW, Washington, DC 20549. In addition, the Securities and Exchange Commission maintains a World Wide Web site that contains reports, proxy statements and other information regarding registrants such as Kiwa which filed electronically with the Securities and Exchange Commission at the following Internet address:
(http:www.sec.gov).

                              FINANCIAL STATEMENTS

                                TABLE OF CONTENTS

FINANCIAL STATEMENTS AS OF MARCH 31, 2004 (UNAUDITED).........................36

         CONDENSED CONSOLIDATED BALANCE SHEETS FOR THE
         QUARTER ENDED MARCH 31, 2004 (UNAUDITED) AND THE
         YEAR ENDED DECEMBER 31, 2003.........................................36

         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
         (UNAUDITED) - THREE MONTHS ENDED MARCH 31, 2004
         AND 2003, AND JUNE 5, 2002 (INCEPTION) TO MARCH
         31, 2004 (CUMULATIVE)................................................38

         CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS'
         EQUITY (DEFICIENCY) - JUNE 5, 2002 (INCEPTION)
         TO MARCH 31, 2004 (CUMULATIVE).......................................39

         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
         (UNAUDITED) - THREE MONTHS ENDED MARCH 31, 2004
         AND 2003, AND JUNE 5, 2002 (INCEPTION) TO MARCH
         31, 2004 (CUMULATIVE)................................................42

         NOTES TO CONDENSED CONSOLIDATED FINANCIAL
         STATEMENTS (UNAUDITED) - THREE MONTHS ENDED
         MARCH 31, 2004 AND 2003, AND JUNE 5, 2002
         (INCEPTION) TO MARCH 31, 2004 (CUMULATIVE)...........................44

FINANCIAL STATEMENTS OF KIWA BIO-TECH PRODUCTS GROUP LTD......................51

         REPORT OF GROBSTEIN, HORWATH & COMPANY LLP,
         INDEPENDENT AUDITORS.................................................51

         CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31,
         2003 AND 2002........................................................52

         CONSOLIDATED  STATEMENTS OF OPERATIONS AND
         DEFICIT  ACCUMULATED  DURING THE  DEVELOPMENT
         STAGE FOR THE YEAR ENDED DECEMBER 31, 2003,
         PERIOD ENDED DECEMBER 31, 2002, AND FROM JUNE 5,
         2002 (INCEPTION) THROUGH DECEMBER 31, 2003...........................53

         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
         (DEFICIT) FOR THE YEAR ENDED DECEMBER 31 AND THE
         PERIOD ENDED DECEMBER 31, 2002.......................................54

         CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE
         YEAR ENDED DECEMBER 31, 2003, PERIOD ENDED
         DECEMBER 31, 2002, AND FROM JUNE 5, 2002
         (INCEPTION) THROUGH DECEMBER 31, 2003 AND 2002.......................55

         NOTES TO FINANCIAL STATEMENTS........................................56

            Kiwa Bio-tech Products Group Corporation and Subsidiaries
                          (A Development Stage Company)
                      Condensed Consolidated Balance Sheets

                                                    March 31,       December 31,
                                                      2004              2003
                                                  -----------       -----------
                                                  (Unaudited)

ASSETS

Current assets:
     Cash ..................................      $    10,910       $    48,730
     Restricted cash .......................          200,000           300,000
     Accounts receivable ...................           60,408            45,235
     Inventories ...........................          144,757           135,201
     Due from related party ................             --              30,574
     Other current assets ..................          283,224           109,811
                                                  -----------       -----------
Total current assets .......................          699,299           669,551
                                                  -----------       -----------

Property, plant and equipment:
     Buildings .............................        1,045,549         1,045,599
     Machinery and equipment ...............          314,297           312,784
     Automobiles ...........................           97,480            97,485
     Construction in process ...............           52,403            45,108
     Office equipment ......................           11,639            11,640
                                                  -----------       -----------
                                                    1,521,368         1,512,616
     Less accumulated depreciation .........          (54,178)          (35,468)
                                                  -----------       -----------

                                                    1,467,190         1,477,148
                                                  -----------       -----------
Total assets ...............................      $ 2,166,489       $ 2,146,699
                                                  ===========       ===========


     See accompanying notes to condensed consolidated financial statements.

            Kiwa Bio-tech Products Group Corporation and Subsidiaries
                          (A Development Stage Company)
                Condensed Consolidated Balance Sheets (continued)

                                                     March 31,      December 31,
                                                       2004             2003
                                                    -----------     -----------
                                                   (Unaudited)

LIABILITIES AND STOCKHOLDERS'
     DEFICIENCY

Current liabilities:
     Accounts payable and accrued
         expenses ..............................    $   768,473     $   737,636
     Short-term loans ..........................        193,304         283,930
     Due to related party ......................         69,426            --
     Convertible notes payable -
         Related party .........................           --           100,000
         Unrelated party .......................        500,000            --
     Current portion of long-term
         liabilities ...........................        133,390         133,298
                                                    -----------     -----------
     Total current liabilities .................      1,664,593       1,254,864
                                                    -----------     -----------

Long-term liabilities, less current portion:
         Unsecured notes payable ...............      1,087,337       1,063,226
         Bank notes payable ....................         36,549          39,732
                                                    -----------     -----------
                                                      1,123,886       1,102,958
                                                    -----------     -----------


Stockholders' deficiency:
Common stock, $0.001 par value -
     Authorized - 50,000,000  shares
     Issued and Outstanding - 34,930,248
     shares and 30,891,676 shares at
     March 31, 2004 and December 31, 2003,
     respectively ..............................         34,930          30,892
Additional paid-in capital .....................      2,794,450       1,184,108
Deficit accumulated during the
     development stage .........................     (3,076,370)     (1,426,123)
Deferred interest expense ......................       (375,000)           --
                                                    -----------     -----------
Total stockholders' deficiency .................       (621,990)       (211,123)
                                                    -----------     -----------
Total liabilities and
     stockholders' deficiency ..................    $ 2,166,489     $ 2,146,699
                                                    ===========     ===========


     See accompanying notes to condensed consolidated financial statements.

            Kiwa Bio-tech Products Group Corporation and Subsidiaries
                          (A Development Stage Company)
           Condensed Consolidated Statements of Operations (Unaudited)



                                       Three Months Ended         June 5, 2002
                                            March 31,             (Inception) to
                                  ----------------------------    March 31, 2004
                                      2004            2003        (Cumulative)
                                  ------------    ------------    ------------

Net sales .....................   $     53,458    $       --      $     93,489
Cost of sales .................         31,011            --            61,305
                                  ------------    ------------    ------------
Gross profit ..................         22,447            --            32,184
                                  ------------    ------------    ------------

Operating expenses:
  Consulting and professional
      Fees ....................         29,887            --           597,490
  Directors' compensation .....          8,699           3,624         356,715
  General and administrative ..         74,545          43,717         443,482
  Research and development ....         12,540           9,720          82,139
  Depreciation and amortization          9,138           1,900          28,028
  Reverse merger costs ........      1,397,981            --         1,448,317
                                  ------------    ------------    ------------
  Total costs and expenses ....      1,532,790          58,961       2,956,171
                                  ------------    ------------    ------------
                                    (1,510,343)        (58,961)     (2,923,987)
                                  ------------    ------------    ------------

Interest income (expense), net         (14,904)            311         (27,383)
Amortization of beneficial
  conversion feature of
  convertible note payable ....       (125,000)           --          (125,000)
                                  ------------    ------------    ------------

Net loss ......................   $ (1,650,247)   $    (58,650)   $ (3,076,370)
                                  ============    ============    ============


Net loss per common share -
  basic and diluted ...........   $      (0.05)   $       --
                                  ============    ============

Weighted average number
  of common shares
  outstanding -
  basic and diluted ...........     31,564,771      12,356,670
                                  ============    ============


     See accompanying notes to condensed consolidated financial statements.

            Kiwa Bio-tech Products Group Corporation and Subsidiaries
                          (A Development Stage Company)
      Condensed Consolidated Statement of Stockholders' Equity (Deficiency)
                                   (Unaudited)
             June 5, 2002 (Inception) to March 31, 2004 (Cumulative)

                                                                    Deficit
                                                                  Accumulated                     Total
                               Common Stock         Additional    During the     Deferred     Stockholders'
                        ------------------------      Paid-In     Development    Interest        Equity
                           Shares       Amount        Capital        Stage        Expense     (Deficiency)
                        ----------   -----------   -----------   -----------    ----------    -----------
Issuance of
   common stock ....    12,356,670   $    12,357   $   452,643   $      --      $      --     $   465,000

Net loss for the
   period from
   June 5, 2002
   (Inception) to
   December 31, 2002          --            --            --         (70,884)          --         (70,884)
                        ----------   -----------   -----------   -----------    ----------    -----------

Balance,
   December 31, 2002    12,356,670        12,357       452,643       (70,884)          --         394,116

Shares issued
   to consultants
   for services ....    10,503,170        10,503       414,497          --             --         425,000

Shares issued to
   directors as
   directors'
   compensation ....     8,031,836         8,032       316,968          --             --         325,000

Net loss for the
   year ended
   December 31, 2003          --            --            --      (1,355,239)          --      (1,355,239)
                        ----------   -----------   -----------   -----------    ----------    -----------

Balance,
   December 31, 2003    30,891,676        30,892     1,184,108    (1,426,123)          --        (211,123)


     See accompanying notes to condensed consolidated financial statements.

            Kiwa Bio-tech Products Group Corporation and Subsidiaries
                          (A Development Stage Company)
      Condensed Consolidated Statement of Stockholders' Equity (Deficiency)
                            (Unaudited) (continued)
             June 5, 2002 (Inception) to March 31, 2004 (Cumulative)

                                                                    Deficit
                                                                  Accumulated                     Total
                               Common Stock         Additional    During the     Deferred     Stockholders'
                        ------------------------      Paid-In     Development    Interest        Equity
                           Shares       Amount        Capital        Stage        Expense     (Deficiency)
                        ----------   -----------   -----------   -----------    ----------    -----------
Shares retained
   by public
   shareholders
   in March 2004
   reverse merger
   transaction ...       4,038,572   $     4,038   $    (4,038)  $      --      $      --     $      --

Issuance of
   warrants in
   conjunction
   with March
   2004 reverse
   merger
   transaction ...            --            --         943,380          --             --         943,380

Issuance of
   stock options
   to consultant
   in conjunction
   with March 2004
   reverse merger
   transaction ...            --            --         171,000          --             --         171,000

Beneficial
   conversion
   feature of
   convertible
   notes payable .            --            --         500,000          --         (500,000)         --


     See accompanying notes to condensed consolidated financial statements.

            Kiwa Bio-tech Products Group Corporation and Subsidiaries
                          (A Development Stage Company)
      Condensed Consolidated Statement of Stockholders' Equity (Deficiency)
                            (Unaudited) (continued)
             June 5, 2002 (Inception) to March 31, 2004 (Cumulative)

                                                                    Deficit
                                                                  Accumulated                     Total
                               Common Stock         Additional    During the     Deferred     Stockholders'
                        ------------------------      Paid-In     Development    Interest        Equity
                           Shares       Amount        Capital        Stage        Expense     (Deficiency)
                        ----------   -----------   -----------   -----------    ----------    -----------
Amortization
   of beneficial
   conversion
   feature of
   convertible
   note payable               --     $      --     $      --     $      --      $   125,000   $   125,000
Net loss for the
   three months
   ended March 31,
   2004                       --            --            --      (1,650,247)          --      (1,650,247)
                        ----------   -----------   -----------   -----------    ----------    -----------
Balance,
   March 31, 2004       34,930,248   $    34,930   $ 2,794,450   $(3,076,370)   $  (375,000)  $  (621,990)
         === ====       ==========   ===========   ===========   ===========    ===========   ===========


     See accompanying notes to condensed consolidated financial statements.

            Kiwa Bio-tech Products Group Corporation and Subsidiaries
                          (A Development Stage Company)
           Condensed Consolidated Statements of Cash Flows (Unaudited)

                                           Three Months Ended       June 5, 2002
                                                March 31,         (Inception) to
                                      --------------------------  March 31, 2004
                                          2004           2003       (Cumulative)
                                      -----------    -----------    -----------
Cash flows from operating
   activities:
Net loss ..........................   $(1,650,247)   $   (58,650)   $(3,076,370)
Adjustments to reconcile net
   loss to net cash used in
   operating activities:
   Issuance of common stock for
     to consultants for services ..          --             --          425,000
   Issuance of common stock for
     directors' compensation ......          --             --          325,000
   Issuance of securities for
     reverse merger costs .........     1,114,380           --        1,114,380
   Depreciation and amortization ..        18,710          1,915         54,178
   Amortization of beneficial
     conversion feature of
     convertible note payable .....       125,000           --          125,000
   Changes in operating assets
     and liabilities:
     (Increase) decrease in:
         Accounts receivable ......       (15,173)          --          (60,408)
         Inventories ..............        (9,556)        (9,198)      (144,757)
         Other current assets .....      (173,413)       (20,802)      (283,224)
         Deposits .................          --           25,794           --
         Due from related party ...          --             --          (57,476)
     Increase (decrease) in:
         Accounts payable and
           accrued liabilities ....        30,836         (2,227)       768,472
         Due to related party .....          --           10,128         26,902
                                      -----------    -----------    -----------
Net cash used in operating
   Activities .....................      (559,463)       (53,040)      (783,303)
                                      -----------    -----------    -----------
Cash flows from investing
   activities:
   Purchase of property and
       Equipment ..................        (8,752)      (388,848)    (1,521,368)
                                      -----------    -----------    -----------
Net cash used in investing
   Activities .....................        (8,752)      (388,848)    (1,521,368)
                                      -----------    -----------    -----------


     See accompanying notes to condensed consolidated financial statements.

            Kiwa Bio-tech Products Group Corporation and Subsidiaries
                          (A Development Stage Company)
     Condensed Consolidated Statements of Cash Flows (Unaudited) (continued)

                                           Three Months Ended       June 5, 2002
                                                March 31,         (Inception) to
                                      --------------------------  March 31, 2004
                                          2004           2003       (Cumulative)
                                      -----------    -----------    -----------

Cash flows from financing
   activities:
   (Increase) decrease in
     restricted cash ..............   $   100,000    $      --      $  (200,000)
   Proceeds from short-term
     Loans ........................       283,930
   Repayment of short-term
     Loans ........................       (90,626)          --          (90,626)
   Proceeds from convertible
     notes payable ................       500,000           --          600,000
   Increase in long-term
     borrowings, net ..............        21,021        300,328      1,257,277
   Proceeds from sale of
     common stock .................          --             --          465,000
                                      -----------    -----------    -----------
Net cash provided by
   financing activities ...........       530,395        300,328      2,315,581
                                      -----------    -----------    -----------

Cash:
   Net increase (decrease) ........       (37,820)      (141,560)        10,910
   At beginning of period .........        48,730        522,057           --
                                      -----------    -----------    -----------
   At end of period ...............   $    10,910    $   380,497    $    10,910
                                      ===========    ===========    ===========



Supplemental Disclosures of
   Cash Flow Information:

Cash paid for interest ............   $     3,593    $      --      $    12,114
                                      ===========    ===========    ===========

Cash paid for taxes ...............   $      --      $      --      $      --
                                      ===========    ===========    ===========


     See accompanying notes to condensed consolidated financial statements.

            Kiwa Bio-tech Products Group Corporation and Subsidiaries
                          (A Development Stage Company)
        Notes to Condensed Consolidated Financial Statements (Unaudited)
                   Three Months Ended March 31, 2004 and 2003,
           and June 5, 2002 (Inception) to March 31, 2004 (Cumulative)


1.   Organization and Basis of Presentation

Organization - On March 12, 2004, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of March 11, 2004, by and among Tintic Gold Mining Company, a Utah corporation ("Tintic" or "Kiwa"), TTGM Acquisition Corporation, a Utah corporation and wholly-owned subsidiary of Tintic ("Merger Sub"), and Kiwa Bio-Tech Products Group Ltd., a privately-held corporation organized in the British Virgin Islands ("Kiwa Bio-Tech"), Merger Sub merged with and into Kiwa Bio-Tech with Kiwa Bio-Tech surviving as a wholly-owned subsidiary of Tintic (the "Merger"). In exchange for 100% of the issued and outstanding shares of Kiwa Bio-Tech, the Kiwa Bio-Tech stockholders were issued 30,891,676 shares of Tintic's common stock (after giving effect to a 4-to-1 stock split effective as of March 29, 2004). The stockholders of Tintic retained their 4,038,572 shares of common stock which were issued and outstanding prior to the consummation of the Merger Agreement. Tintic also assumed 1,852,501 stock options issuable by Kiwa Bio-Tech at March 12, 2004. On March 17, 2004, Tintic changed its name to Kiwa Bio-tech Products Group Corporation.

At the closing of the Merger Agreement, Tintic transferred all of its pre-merger assets, consisting primarily of its interest in certain mining claims situated in the State of Utah, subject to all of its pre-merger liabilities, to a newly-formed, wholly-owned subsidiary, Tintic Gold Mining Company, a Nevada corporation ("Tintic Nevada"). The shares of Tintic Nevada were transferred to an escrow agent to be held in escrow for the benefit of the pre-merger stockholders of Tintic until such time as the distribution of such shares has been registered under the Securities Act of 1933 and any applicable state securities laws.

The Merger resulted in a change of control of Tintic, with the former stockholders of Kiwa Bio-Tech acquiring approximately 88.4% of Tintic's common stock immediately following the closing of the Merger. Accordingly, this transaction was accounted for as a recapitalization of Kiwa Bio-Tech, pursuant to which the accounting basis of Kiwa Bio-Tech continued unchanged subsequent to the transaction date. Accordingly, the pre-transaction financial statements of Kiwa Bio-Tech are now the historical financial statements of the Company. The stockholders' equity (deficiency) section of the balance sheet has been retroactively restated for all periods presented to reflect the post-transaction equity received by the Kiwa Bio-Tech stockholders as a result of the recapitalization.

Kiwa Bio-Tech was incorporated on June 5, 2002 in the British Virgin Islands as a holding company. On October 11, 2002, Kiwa Bio-Tech established a wholly-owned subsidiary, Kiwa Bio-Tech Products (Shandong) Co., Ltd. ("Kiwa-SD") in Zoucheng City, Shandong Province, People's Republic of China (the "PRC").

Unless the context indicates otherwise, Kiwa and its wholly-owned subsidiaries, Kiwa Bio-Tech and Kiwa SD, are referred to herein collectively as the "Company," "we" or "our."

Business - The Company intends to develop, manufacture, distribute and market innovative, cost-effective and environmentally safe bio-technological products for the agricultural, natural resources and environmental protection, primarily in the PRC. The Company intends to improve existing products and to develop new products. Activities to date have included conducting research and development, acquiring and developing intellectual property, raising capital, development of a manufacturing facility and identification of strategic acquisitions. The Company's first product, a photosynthesis biological catalyst, was introduced in the PRC agricultural market in November 2003. The Company is a development stage entity.

As the Company's principal operations are conducted in the PRC, the Company is subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These risks include, among others, risks associated with the political, economic and legal environments and foreign currency exchange limitations encountered in the PRC. The Company's results of operations may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, among other things.

In addition, all of the Company's transactions undertaken in the PRC are denominated in Renminbi ("RMB"), which must be converted into other currencies before remittance out of the PRC may be considered. Both the conversion of RMB into foreign currencies and the remittance of foreign currencies abroad require the approval of the PRC government.

Basis of Presentation - The condensed consolidated financial statements include the operations of Kiwa Bio-tech Products Group Corporation and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

The interim condensed consolidated financial statements are unaudited, but in the opinion of management of the Company, contain all adjustments, which include normal recurring adjustments, necessary to present fairly the financial position at March 31, 2004, the results of operations for the three months ended March 31, 2004 and 2003, and the cash flows for the three months ended March 31, 2004 and 2003. The consolidated balance sheet as of December 31, 2003 is derived from the Company's audited financial statements.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information and with the instructions to Form 10-QSB and Item 310 of Regulation S-B. Certain information and footnote disclosures normally included in financial statements that have been presented in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission with respect to interim financial statements, although management of the Company believes that the disclosures contained in these financial statements are adequate to make the information presented therein not misleading. For further information, refer to the consolidated financial statements and notes thereto included in the Company's Current Report on Form 8-K dated March 12, 2004, as amended, as filed with the Securities and Exchange Commission.

The results of operations for the three months ended March 31, 2004 are not necessarily indicative of the results of operations to be expected for the full fiscal year ending December 31, 2004.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Going Concern - The consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the consolidated financial statements do not purport to represent the realizable or settlement values. The Company incurred a net loss of $1,650,247 and $1,355,239 during the three months ended March 31, 2004 and the year ended December 31, 2003, respectively, and the Company's current liabilities exceeded its current assets by $965,294 and $585,313 and it had a stockholders' deficiency of $621,990 and $211,123 at March 31, 2004 and December 31, 2003, respectively. In addition, the Company is still in the development stage and will require additional capital to fund its business plan, and is continuing to develop its manufacturing facility and has not generated significant revenues from its planned principal operations. These factors create substantial doubt about the Company's ability to continue as a going concern.

The Company's independent certified public accountants, in their independent auditors' report on the consolidated financial statements as of and for the year ended December 31, 2003, have expressed substantial doubt about the Company's ability to continue as a going concern.

As of March 31, 2004, the Company had obtained non-interest bearing loans from the local PRC government of approximately $1,200,000 on favorable repayment terms. During the year ending December 31, 2004, the Company intends to raise additional capital through the issuance of debt or equity securities to fund the development of its planned business operations, although there can be no assurances that the Company will be successful in this regard.

There can be no assurances that the Company will be able to obtain sufficient funds to allow it to continue its operations during the remainder of 2004.

To the extent that the Company is unable to successfully raise the capital necessary to fund its future cash requirements on a timely basis and under acceptable terms and conditions, the Company will not have sufficient cash resources to maintain operations, and may have to curtail operations and consider a formal or informal restructuring or reorganization.

Foreign Currency Translation - The functional currency of the Company is the Renminbi ("RMB"). Transactions denominated in foreign currencies are translated into RMB at the unified exchange rates quoted by the People's Bank of China, prevailing at the transaction dates. Monetary assets and liabilities denominated in foreign currencies are translated into RMB using the applicable unified exchange rates prevailing at the balance sheet date.

Translations of amounts from RMB into United States Dollars ("US$") were at approximately US $1.00 = RMB 8.28 for all periods presented. No representation is made that the RMB amounts could have been, or could be, converted into US$ at that rate or at any other rate. Due to the stability of the RMB during the periods covered by the consolidated financial statements, no material exchange differences exist.

Net Loss Per Common Share - Basic loss per common share is calculated by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflects the potential dilution that would occur if dilutive securities (stock options, warrants and convertible debt) were exercised. These potentially dilutive securities were not included in the calculation of loss per share for the periods presented because the Company incurred a loss during such periods and thus their effect would have been anti-dilutive. Accordingly, basic and diluted loss per common share is the same for all periods presented. As of March 31, 2004, potentially dilutive securities aggregated 4,047,000 shares of common stock, respectively. The loss per common share calculation for the three months ended March 31, 2003 reflects the retroactive restatement of the stockholders' equity (deficiency) section of the balance sheet to reflect the March 2004 recapitalization of Kiwa Bio-Tech.

The Company effected a 4-for-1 forward split of its outstanding shares of common stock effective March 29, 2004, in conjunction with the reverse merger transaction with Kiwa Bio-Tech described above. Unless otherwise indicated, all share and per share amounts presented herein have been adjusted to reflect the forward stock split.

Comprehensive Income (Loss) - The Company has adopted the provisions of Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. SFAS No. 130 defines comprehensive income (loss) to include all changes in equity except those resulting from investments by owners and distributions to owners, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on marketable securities.

The Company's only component of comprehensive income (loss) is foreign currency translation income (loss). Comprehensive income (loss) was not material for all periods presented.

Stock-Based Compensation - The Company periodically issues shares of common stock for services rendered or for financing costs. Such shares are valued based on the market price on the transaction date.

The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs.

The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation", which establishes a fair value method of accounting for stock-based compensation plans.

The provisions of SFAS No. 123 allow companies to either record an expense in the financial statements to reflect the estimated fair value of stock options or warrants to employees, or to continue to follow the intrinsic value method set forth in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", but to disclose on an annual basis the pro forma effect on net income (loss) and net income (loss) per common share had the fair value of the stock options and warrants been recorded in the financial statements. SFAS No. 123 was amended by SFAS No. 148, which now requires companies to disclose in interim financial statements the pro forma effect on net income (loss) and net income (loss) per common share of the estimated fair market value of stock options or warrants issued to employees. The Company has elected to continue to account for stock-based compensation plans utilizing the intrinsic value method. Accordingly, compensation cost for stock options and warrants is measured as the excess, if any, of the fair market price of the Company's common stock at the date of grant above the amount an employee must pay to acquire the common stock.

In accordance with SFAS No. 123, the cost of stock options and warrants issued to non-employees is measured at the grant date based on the fair value of the award. The fair value of the stock-based award is determined using the Black-Scholes option-pricing model. The resulting amount is charged to expense on the straight-line basis over the period in which the Company expects to receive benefit, which is generally the vesting period.

The Company did not issue any stock options to its officers or management during the three months ended March 31, 2004.

2.   Recent Accounting Pronouncements

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends and clarifies under what circumstances a contract with initial investments meets the characteristics of a derivative and when a derivative contains a financing component. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003. The adoption of SFAS No. 149 did not have a significant effect on the Company's financial statement presentation or disclosures.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS No. 150 is to be implemented by reporting the cumulative effect of a change in accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The adoption of SFAS No. 150 did not have a significant effect on the Company's financial statement presentation or disclosures.

In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair market value of the obligations it assumes under that guarantee and must disclose that information in its interim and annual financial statements. The initial recognition and measurement provisions of FIN 45 apply on a prospective basis to guarantees issued or modified after December 31, 2002. The Company implemented the disclosure provisions of FIN 45 in its December 31, 2002 consolidated financial statements, and the measurement and recording provisions of FIN 45 effective January 1, 2003. The implementation of the provisions of FIN 45 did not have a significant effect on the Company's consolidated financial statement presentation or disclosures.

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), which clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements", relating to consolidation of certain entities. In December 2003, the FASB issued a revised version of FIN 46 ("FIN 46R") that replaced the original FIN 46. FIN 46R requires identification of a company's participation in variable interest entities ("VIEs"), which are defined as entities with a level of invested equity that is not sufficient to fund future activities to permit it to operate on a standalone basis. For entities identified as a VIE, FIN 46R sets forth a model to evaluate potential consolidation based on an assessment of which party to the VIE (if any) bears a majority of the exposure to its expected losses, or stands to gain from a majority of its expected returns. FIN 46R also sets forth certain disclosures regarding interests in VIEs that are deemed significant, even if consolidation is not required. The Company is not currently participating in, or invested in any VIEs, as defined in FIN 46R. The implementation of the provisions of FIN 46R in 2003 did not have a significant effect on the Company's consolidated financial statement presentation or disclosures.

3.   Inventories

Inventories consisted of the following at March 31, 2004 and December 31, 2003:


                                                  March 31,       December 31,
                                                    2004             2003
                                                  --------         --------

     Raw materials ......................         $ 35,310         $ 23,497
     Work in progress ...................           24,386          111,390
     Finished goods .....................           85,061              314
                                                  --------         --------
                                                  $144,757         $135,201
                                                  ========         ========


4.   Short-Term Loans

As of March 31, 2004 and December 31, 2003, short-term loans consisted of bank loans that mature on various dates through June 2004, with interest rates ranging from 5.04% to 6.9% per annum. The short-term loans are secured by restricted cash in the form of a bank certificate of deposit denominated in United States dollars.

5.   Convertible Note Payable

On January 25, 2004, the Company entered into a convertible loan agreement for $500,000, with interest at 12%, payable at maturity. The loan matures on September 25, 2004. As part of the loan terms, the lender has the right to convert the loan into shares of the Company's common stock at $0.25 per share at any time prior to the maturity date, subject to the Company completing a reverse merger transaction in the United States, which was accomplished in March 2004. The lender is an unrelated party located outside the United States.

The fair value of this beneficial conversion feature was determined to be $500,000, consisting of the aggregate fair value of the difference between the $0.25 conversion price and the fair market value of the Company's common stock of $0.60 per share, and has been presented as deferred interest expense in the balance sheet at March 31, 2004 and is being charged to operations as interest expense from January 25, 2004 through September 25, 2004, which resulted in a charge to operations of $125,000 for the three months ended March 31, 2004.

6.   Related Party Transactions with China Star Investment Group

China Star Investment Group is a company which is 10% owned by a major stockholder of the Company. The balance due to China Star at December 31, 2002 of $26,902 was primarily related to pre-operating costs that China Star paid on behalf of the Company before it was incorporated in the PRC. The balance due from China Star at December 31, 2003 of $30,574 resulted from unsecured, non-interest bearing cash advances which are due on demand.

In October 2003, the Company obtained a $100,000 loan from China Star. The loan was scheduled to mature on October 20, 2004, and bears interest at 12% per annum, payable at maturity. As part of the loan terms, China Star had the right to convert the loan into shares of the Company's common stock at $0.25 per share at any time prior to the maturity date, subject to the Company completing a reverse merger transaction in the United States, which was accomplished in March 2004. China Star has waived this conversion right.

During the three months ended March 31, 2004, the $30,574 due from China Star was offset against the $100,000 loan payable to China Star, resulting in a liability to China Star of $69,426 at March 31, 2004.

7.   Equity-Based Transactions

From June 5, 2002 (Inception) to March 31, 2004 (Cumulative), the Company has engaged in the following equity-based transactions:

The Company was initially capitalized on June 5, 2002 through the sale of 12,356,670 shares of common stock for $465,000.

On December 31, 2003, the Company issued 18,535,006 shares of common stock in exchange for consulting services provided by various consultants and directors of the Company.

In conjunction with the March 2004 reverse merger transaction (see Note 1), the Company entered into the following equity-based transactions:

         a. In exchange for 100% of the issued and outstanding shares of Kiwa Bio-Tech, the Kiwa Bio-Tech stockholders were issued 30,891,676 shares of Tintic's common stock.

         b.  The  stockholders  of Tintic  retained their  4,038,572  shares  of
         common   stock  which  were  issued  and   outstanding   prior  to  the
         consummation of the Merger Agreement.

         c. Tintic assumed 1,852,501 stock options issuable by Kiwa Bio-Tech at March 12, 2004.

         d. Effective March 11, 2004, the Company issued a warrant to its financial advisor to purchase 1,747,000 shares of common stock exercisable at $0.20 per share six years. The fair value of this warrant was determined to be approximately $0.54 per share pursuant to the Black-Scholes option-pricing model. The aggregate fair value of such warrant of $943,380 was charged to operations as reverse merger costs during the three months ended March 31, 2004.

         e. Effective March 30, 2004, the Company issued a stock option to a consultant to purchase 300,000 shares of common stock exercisable at $0.20 per share for ten years. The fair value of this option was determined to be approximately $0.57 per share pursuant to the Black-Scholes option pricing model. The aggregate fair value of such option of $171,000 was charged to operations as reverse merger costs during the three months ended March 31, 2004.

8.   Major Customers and Suppliers

One customer accounted for 100% of the Company's net sales for the three months ended March 31, 2004. The Company did not have any sales for the three months ended March 31, 2003.

Three suppliers accounted for 21%, 21%, and 10% of the Company's net purchases for the three months ended March 31, 2004. The Company did not have any purchases for the three months ended March 31, 2003.

9.   Subsequent Events

On March 12, 2004, the Company entered into a convertible loan agreement for $200,000, with interest at 12%, payable at maturity. The loan matures three months after funding. As part of the loan terms, the lender has the right to convert the loan into shares of the Company's common stock at $0.25 per share at any time prior to the maturity date, subject to the Company completing a reverse merger transaction in the United States, which was accomplished in March 2004. The lender is an unrelated party located outside the United States. The loan was not funded until April 7, 2004.

The fair value of this beneficial conversion feature was determined to be $200,000, consisting of the aggregate fair value of the difference between the $0.25 conversion price and the fair market value of the Company's common stock of $0.60 per share, and will be charged to operations as interest expense during the three months ending June 30, 2004.

On April 6, 2004, the Company entered into a subscription agreement to issue 6,000,000 shares of common stock at $0.40 per share for gross proceeds of $2,400,000. The investor is an unrelated party located outside the United States. The transaction was scheduled to close on April 30, 2004. The Company has granted the investor a 60 day extension to close the transaction.

On April 12, 2004, the Company entered into an agreement with China Agricultural University to acquire patent no. ZL 93101635.5 entitled "Highly Effective Composite Bacteria for Enhancing Yield and the Related Methodology for Manufacturing", which was originally granted by the PRC Patent Bureau on July 12, 1996. The purchase consideration is approximately $720,612, of which $60,408 was paid at signing of the agreement and an additional $30,204 will be paid within five days of the completion of the issuance of a notice regarding the patent right holder alternate registration by the PRC Patent Bureau. In addition, the Company will issue 1,000,000 shares of common stock at an agreed-upon value of $0.63 per share, the fair market value on April 12, 2004 (aggregate value $630,000) within two months of the completion of the issuance of a notice regarding the patent right holder alternate registration by the PRC Patent Bureau.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Kiwa Bio-Tech Products Group Ltd.

We have audited the accompanying consolidated balance sheets of Kiwa Bio-Tech Products Group Ltd. and subsidiary, a development stage company, as of December 31, 2003 and 2002, and the related consolidated statements of operations and deficit accumulated during the development stage, stockholders' equity (deficit), and cash flows for the year ended December 31, 2003, period ended December 31, 2002, and from June 5, 2002 (inception) through December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kiwa Bio-Tech Products Group Ltd. and subsidiary as of December 31, 2003 and 2002 and the consolidated results of their operations and their cash flows for the year ended December 31, 2003, period ended December 31, 2002 and from June 5, 2002 (inception) through December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has been in the development stage since its inception, has suffered recurring losses from operations, has a working capital deficit and a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Grobstein, Horwath & Company, LLP


Sherman Oaks, California
March 19, 2004, except for Notes 13 and 16
which are as of April 30, 2004

                        KIWA BIO-TECH PRODUCTS GROUP LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEETS
                     DECEMBER 31, 2003 AND DECEMBER 31, 2002

                                                        2003           2002
                                                    -----------     -----------
Assets

Current Assets
     Cash and cash equivalents .................    $    48,730     $   522,057
     Restricted cash ...........................        300,000            --
     Accounts receivable .......................         45,235            --
     Inventories ...............................        135,201           6,295
     Due from related party ....................         30,574            --
     Other current assets ......................        109,811           6,433
                                                    -----------     -----------
Total Current Assets ...........................        669,551         534,785
                                                    -----------     -----------

Property, Plant and Equipment - net ............      1,477,148          63,643

Deposits .......................................           --            25,794
                                                    -----------     -----------
Total Assets ...................................    $ 2,146,699     $   624,222
                                                    ===========     ===========

Liabilities and Stockholders' (Deficit)
     Equity

Current Liabilities
     Short-term loans ..........................    $   283,930     $      --
     Due to related party ......................           --            26,902
     Convertible note payable to
        related party ..........................        100,000            --
     Accounts payable and accrued
        liabilities ............................        737,636          44,862
     Current portion of long-term
        liabilities ............................        133,298           6,996
                                                    -----------     -----------
Total Current Liabilities ......................      1,254,864          78,760
                                                    -----------     -----------

Long-Term Liabilities, less current
     portion ...................................      1,102,958         151,346

Stockholders' (Deficit) Equity
     Common stock - par value $0.01 per
        share, 5,000,000 shares authorized,
        5,000,000 shares and 2,000,000
        shares issued and outstanding at
        December 31, 2003 and 2002,
        respectively ...........................         50,000          20,000
     Additional paid-in capital ................      1,165,000         445,000
     Deficit accumulated during the
        development stage ......................     (1,426,123)        (70,884)
                                                    -----------     -----------
Total Stockholders' (Deficit) Equity ...........       (211,123)        394,116
                                                    -----------     -----------

Total Liabilities and Stockholders'
     (Deficit) Equity ..........................    $ 2,146,699     $   624,222
                                                    ===========     ===========

                        KIWA BIO-TECH PRODUCTS GROUP LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                    CONSOLIDATED STATEMENTS OF OPERATIONS AND
                DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE

                                                                    CUMULATIVE
                                                                    RESULTS OF
                                                                    OPERATIONS
                                                                    FROM JUNE 5,
                                                                        2002
                                                                    (INCEPTION)
                                       YEAR ENDED    PERIOD ENDED     THROUGH
                                      DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                          2003           2002           2003
                                      -----------    -----------    -----------

Net Sales .........................   $    40,031    $      --      $    40,031

Cost of Sales .....................        30,294           --           30,294
                                      -----------    -----------    -----------

Gross Profit ......................         9,737           --            9,737
                                      -----------    -----------    -----------

Operating Expenses:
   Consulting and professional fees       545,787         21,816        567,603
   Directors' compensation ........       347,110            906        348,016
   Salaries .......................        97,534         12,393        109,927
   Other ..........................        87,733          3,537         91,270
   Travel and entertainment .......        68,182         11,540         79,722
   Research and development .......        63,434          6,165         69,599
   Reverse merger costs ...........        50,336           --           50,336
   Rent ...........................        27,570          1,800         29,370
   Office and telephone expense ...        27,477          9,227         36,704
   Insurance ......................        19,005          2,938         21,943
   Depreciation ...................        18,585            305         18,890
                                      -----------    -----------    -----------
                                        1,352,753         70,627      1,423,380
                                      -----------    -----------    -----------

Loss Before Interest Expense and
   Provision for Income Taxes .....    (1,343,016)       (70,627)    (1,413,643)

Interest Expense ..................        12,223            257         12,480
                                      -----------    -----------    -----------

Loss Before Provision for Income
   Taxes ..........................    (1,355,239)       (70,884)    (1,426,123)

Provision for Income Taxes ........          --             --             --
                                      -----------    -----------    -----------

Net Loss ..........................    (1,355,239)       (70,884)    (1,426,123)

Beginning Deficit Accumulated
   During the Development Stage ...       (70,884)          --             --
                                      -----------    -----------    -----------

Ending Deficit Accumulated During
   the Development Stage ..........   $(1,426,123)   $   (70,884)   $(1,426,123)
                                      ===========    ===========    ===========

                        KIWA BIO-TECH PRODUCTS GROUP LTD.
                          (A DEVELOPMENT STAGE COMPANY)
            CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
               FROM JUNE 5, 2002 (INCEPTION) TO DECEMBER 31, 2003

                                                                                  DEFICIT
                                                                                ACCUMULATED        TOTAL
                                             COMMON STOCK          ADDITIONAL   DURING THE     STOCKHOLDERS'
                                      -------------------------     PAID-IN     DEVELOPMENT       EQUITY
                                         SHARES        AMOUNT       CAPITAL       STAGE         (DEFICIT)
                                      -----------   -----------   -----------   -----------    -----------
Balance at inception (June 5, 2002)          --     $      --     $      --     $      --      $      --

Issuance of common stock ..........     2,000,000        20,000       445,000          --          465,000
Net loss for the period from
  June 5, 2002 (Inception) to
  December 31, 2002 ...............          --            --            --         (70,884)       (70,884)
                                      -----------   -----------   -----------   -----------    -----------


Balance, December 31, 2002 ........     2,000,000        20,000       445,000       (70,884)       394,116

Shares issued to consultants for
  services ........................     1,700,000        17,000       408,000          --          425,000
Shares issued to directors as
  directors' compensation .........     1,300,000        13,000       312,000          --          325,000
Net loss for the year ended
  December 31, 2003 ...............          --            --            --      (1,355,239)    (1,355,239)
                                      -----------   -----------   -----------   -----------    -----------


Balance, December 31, 2003 ........     5,000,000   $    50,000   $ 1,165,000   $(1,426,123)   $  (211,123)
                                      ===========   ===========   ===========   ===========    ===========

                        KIWA BIO-TECH PRODUCTS GROUP LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOW

                                                                          CUMULATIVE
                                                                           RESULTS OF
                                                                        OPERATIONS FROM
                                                                         JUNE 5, 2002
                                                                         (INCEPTION)
                                            YEAR ENDED    PERIOD ENDED     THROUGH
                                           DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                               2003           2002           2003
                                           -----------    -----------    -----------
OPERATING ACTIVITIES
Net loss ...............................   $(1,355,239)   $   (70,884)   $(1,426,123)
Adjustments to reconcile net loss to net
cash used in operating activities:
Issuance of common stock for services ..       425,000           --          425,000
Issuance of common stock for directors'
    compensation .......................       325,000           --          325,000
Depreciation and amortization ..........        35,163            305         35,468
Sources and (uses) of cash from changes
in operating assets and liabilities:
Accounts receivable ....................       (45,235)          --          (45,235)
Inventories ............................      (128,906)        (6,295)      (135,201)
Other current assets ...................      (103,378)        (6,433)      (109,811)
Deposits ...............................        25,794        (25,794)          --
Accounts payable and accrued liabilities       692,774         44,862        737,636
Due (from) to related party ............       (57,476)        26,902        (30,574)
                                           -----------    -----------    -----------

NET CASH USED IN OPERATING ACTIVITIES ..      (186,503)       (37,337)      (223,840)
                                           -----------    -----------    -----------
INVESTING ACTIVITIES
    Expenditures for property and
       equipment .......................    (1,448,668)       (63,948)    (1,512,616)
                                           -----------    -----------    -----------
NET CASH USED IN INVESTING ACTIVITIES ..    (1,448,668)       (63,948)    (1,512,616)
                                           -----------    -----------    -----------
FINANCING ACTIVITIES
    Increase in restricted cash ........      (300,000)          --         (300,000)
    Proceeds from sale of common stock .          --          465,000        465,000
    Proceeds from short-term loans .....       283,930           --          283,930
    Proceeds from convertible note due
       to a related party ..............       100,000           --          100,000
    Proceeds from long-term borrowings .     1,077,914        158,342      1,236,256
                                           -----------    -----------    -----------
NET CASH PROVIDED BY FINANCING
    ACTIVITIES .........................     1,161,844        623,342      1,785,186
                                           -----------    -----------    -----------

NET INCREASE/(DECREASE) IN CASH AND
    CASH EQUIVALENTS ...................      (473,327)       522,057         48,730

BEGINNING CASH AND CASH EQUIVALENTS ....       522,057           --             --
                                           -----------    -----------    -----------

ENDING CASH AND CASH EQUIVALENTS .......   $    48,730    $   522,057    $    48,730
                                           ===========    ===========    ===========

                       KIWA BIO-TECH PRODUCTS GROUP LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS AND BASIS OF PRESENTATION

         KIWA Bio-Tech Products Group Ltd. ("KIWA") was incorporated on June 5, 2002 in the British Virgin Islands ("BVI"). KIWA has been a development stage enterprise since its inception as defined under Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises". KIWA has established a wholly owned subsidiary, KIWA Bio-Tech Products (Shandong) Co., Ltd. ("KIWA-SD" or the "Subsidiary") in Zoucheng City, Shandong Province, People's Republic of China ("PRC") on October 11, 2002.

         Through its Subsidiary, KIWA intends to develop, manufacture, distribute and market innovative, cost-effective, and environmentally safe bio-technological products for the agriculture, natural resources and environmental protection markets, primarily in the PRC. Activities to date have included conducting research and development, acquiring and developing intellectual property, raising capital, and identifying strategic acquisitions.

PRINCIPLES OF CONSOLIDATION

         The accompanying consolidated financial statements include the accounts of KIWA and its wholly owned subsidiary (collectively "the Company"). All significant inter-company balances and transactions have been eliminated in consolidation.

REVENUE RECOGNITION

         The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements." Sales represent the invoiced value of goods, net of value added tax ("VAT"), supplied to customers, and are recognized upon delivery of goods and passage of title.

         All of the Company's sales made in the PRC are subject to the Mainland Chinese value-added tax at rates ranging from 13% to 17% ("output VAT"). Such output VAT is payable after offsetting VAT paid by the Company on purchases ("input VAT").

USE OF ESTIMATES

         The preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions relating to the reporting of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

COUNTRY RISK

         As the Company's principal operations are conducted in the PRC, the Company is subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These risks include, among others, risks associated with the political, economic and legal environments and foreign currency exchange limitations encountered in the PRC. The Company's results of operations may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, among other things.

         In addition, all of the Company's transactions undertaken in the PRC are denominated in Renminbi ("RMB") which must be converted into other currencies before remittance out of the PRC may be considered. Both the conversion of RMB into foreign currencies and the remittance of foreign currencies abroad require the approval of the PRC government.

                       KIWA BIO-TECH PRODUCTS GROUP LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


CASH AND CASH EQUIVALENTS

         Highly liquid investments with maturity of three months or less at the time of acquisition are considered to be cash equivalents.

CREDIT RISK

         The Company performs ongoing credit evaluations of its customers and intends to establish an allowance for doubtful accounts when amounts are not considered fully collectable. Management of the Company believes the accounts receivable balance as of December 31, 2003 will be fully collected.

INVENTORIES

         Inventories, which include raw materials, work-in-progress, finished goods and low-value consumables, are stated at the lower of cost, determined on the weighted average method, or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs to complete and dispose.

PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment are stated at cost less accumulated depreciation. Major renewals and improvements are capitalized while minor replacements, maintenance and repairs are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful lives of the assets after taking into account the estimated residual value. The estimated useful lives are as follows:

         Buildings                            30-35 years

         Machinery and equipment              3-10 years

IMPAIRMENT OF LONG-LIVED ASSETS

         The Company tests its investment in long-lived assets, including property and equipment, for recoverability whenever events or changes in circumstances indicate the net carrying amount may not be recoverable.

CONSTRUCTION IN PROGRESS

         Construction in progress ("CIP") includes all costs incurred during the preparation period before commencement of construction and until the asset is ready for its intended use. CIP is transferred to fixed assets when the asset is substantially ready for its intended use. The imputation of interest or capitalization of interest during the construction period is not considered applicable to the Company because the Company obtained construction financing on an interest free basis from the local PRC government. In addition, repayment of a substantial portion of the loans are to be determined based on achieving specified levels of future profitability. Therefore, the loans do not have a determinable repayment date.

ADVERTISING

         The Company charges all advertising costs to expense as incurred. Advertising expense for the year ended December 31, 2003 was $4,788. The Company did not incur any advertising expense for the period from June 5, 2002 (Inception) to December 31, 2002.

RESEARCH AND DEVELOPMENT

         Research and development costs are charged to expense as incurred.

                       KIWA BIO-TECH PRODUCTS GROUP LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


OPERATING LEASES

         Operating leases represent those leases under which substantially all the risks and rewards of ownership of the leased assets remain with the lessors. Rental payments under operating leases are charged to expense on the straight-line basis over the period of the relevant leases.

INCOME TAXES

         Income taxes are computed using the asset and liability method. Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements' carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in the years in which these temporary differences are expected to reverse. Valuation allowances are provided against deferred tax assets that are not expected to be realized. There were no material deferred tax assets or liabilities as of December 31, 2003 and 2002.

FOREIGN CURRENCY TRANSLATION

         The functional currency of the Company is the Renminbi ("RMB"). Transactions denominated in foreign currencies are translated into RMB at the unified exchange rates quoted by the People's Bank of China, prevailing at the transaction dates. Monetary assets and liabilities denominated in foreign currencies are translated into RMB using the applicable unified exchange rates prevailing at the balance sheet date.

         Translations of amounts from RMB into United States ("US$") were at US $1.00 = RMB 8.3 for the year ended December 31, 2003 and for the period from June 5, 2002 (Inception) to December 31, 2002. No representation is made that the RMB amounts could have been, or could be, converted into US$ at that rate or at any other rate. Due to the stability of the RMB during the periods covered by the consolidated financial statements, no material exchange differences exist.

RECENT ACCOUNTING PRONOUNCEMENTS

         In November 2002, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN45"). FIN45 elaborates on the existing disclosure for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair market value of obligations it assumes under that guarantee and must disclose that information in its interim and annual financial statements. The initial recognition and measurement provisions of FIN 45 apply on a prospective basis to guarantees issued or modified after December 31, 2002. The Company has implemented the disclosure provisions of FIN45 in its December 31, 2002 and December 31, 2003 financial statements, without significant impact.

         In January 2003, (as revised in December 2003) The FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities", an interpretation of Accounting Research Bulletin ("ARB") No. 51, "Consolidated Financial Statements". Interpretation No. 46, as revised, addresses consolidation by business enterprises of variable interest entities, which have one or both or the following characteristics: (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated support from other parties, which is provided through other financial interests that will absorb some or all of the expected losses of the entity; (ii) the equity investors lack one or more of the following essential characteristics of a controlling financial interest: the direct or indirect ability to make decisions about the entities activities through voting rights or similar rights; or the obligation to absorb the expected losses of the entity if they occur, which makes it possible for the entity to finance its activities; the right to receive the expected residual returns of the entity if they occur, which is the compensation for the risk of absorbing the expected losses.

                       KIWA BIO-TECH PRODUCTS GROUP LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


         Interpretation No. 46, as revised, also requires expanded disclosures by the primary beneficiary (as defined) of a variable interest entity and by an enterprise that holds a significant variable interest in a variable interest entity but is not the primary beneficiary.

         The consolidation requirements of FIN 46 are required to be implemented for any variable interest entity created on or after January 31, 2003. In addition, FIN 46 requires disclosure of information regarding guarantees or exposures to loss relating to any variable interest entity existing prior to January 31, 2003 in financial statements issued after January 31, 2003. The implementation of the provisions of Interpretation No. 46, as revised, is not expected to have a significant effect on the Company's consolidated financial statement presentation or disclosure.

         In May 2003, the FASB issued SFAS No. 150, "Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, could be accounted for as equity. SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet.

         SFAS No. 150 affects the issuer's accounting for three types of freestanding financial instruments. One type is mandatorily redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type includes put options and forward purchase contracts, which involve instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instruments that are liabilities under SFAS No. 150 are obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or which vary inversely with the value of the issuers' shares. SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety.

         Most of the provisions of SFAS No. 150 are consistent with the existing definition of liabilities in FASB Concepts Statement No. 6, "Elements of Financial Statements". The remaining provisions of this Statement are consistent with the FASB's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own shares. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of a non-public entity, as to which the effective date is for fiscal periods beginning after December 15, 2003.

         The adoption of SFAS No. 150 is not expected to have a material impact on the Company's consolidated financial statements.

NOTE 2 - DEVELOPMENT ACTIVITIES

         The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. However, the Company incurred a net loss of $1,355,239 during the year ended December 31, 2003, the Company's current liabilities exceeded its current assets by $585,313 at December 31, 2003, and it had a stockholders' deficit of $211,123. In addition, the Company continues to develop its manufacturing facility, and has not generated significant revenues from its planned principal operations. Those factors create an uncertainty about the Company's ability to continue as a going concern.

         As of December 31, 2003, the Company has obtained non-interest bearing loans from the local PRC government of approximately $1,183,000 on favorable repayment terms. In March 2004, the Company initiated a reverse merger transaction with a publicly held shell company in the United States. During the next 12 months, if the Company cannot generate sufficient working capital from product sales to operate its business, the Company will sell debt or equity securities (See Note 16). As the Company is still in the development stage, there are no assurances that the Company will obtain funds sufficient to continue its operations during the next 12 months.

                       KIWA BIO-TECH PRODUCTS GROUP LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3 - INVENTORIES

         Inventories consisted of the following at December 31:

                                                 2003            2002
                                               --------        --------
         Raw materials ................        $ 23,497        $  2,295
         Work in progress .............         111,390           4,000
         Finished goods ...............             314            --
                                               --------        --------

                                               $135,201        $  6,295
                                               ========        ========


NOTE 4 - OTHER CURRENT ASSETS

         Other current assets consisted of the following at December 31:

                                                 2003            2002
                                               --------        --------
         Advances .....................        $ 66,002        $   --
         Deposits .....................          31,644           6,433
         VAT receivable ...............           7,127            --
         Prepaid expenses .............           5,038            --
                                               --------        --------

                                               $109,811        $  6,433
                                               ========        ========


         Advances consisted of petty cash and travel advances to our employees for business purposes, and the prepayment for expenses associated with the reverse merger transaction in the United States (See Note 16).

         Deposits consisted of various deposits for raw materials, utilities, telecommunications and insurance.

         VAT receivable consisted of the balance of input VAT that is greater than output VAT as of December 31, 2003.

NOTE 5 - PROPERTY, PLANT AND EQUIPMENT

         Property,  plant and  equipment  consisted of the following at December
31:

                                                2003           2002
                                            -----------    -----------
         Buildings ......................   $ 1,045,599    $      --
         Machinery and equipment ........       312,784          3,850
         Autos ..........................        97,485         56,247
         Construction in progress .......        45,108          2,500
         Office equipment ...............        11,640          1,351
                                            -----------    -----------
                                              1,512,616         63,948
         Less: accumulated depreciation .       (35,468)          (305)
                                            -----------    -----------

                                            $ 1,477,148    $    63,643
                                            ===========    ===========


         Depreciation expense for the year ended December 31, 2003 and for the period from June 5, 2002 (Inception) to December 31, 2002 was $35,163 and $305, respectively.

NOTE 6 - LAND USE RIGHTS

         Private ownership of land is not allowed in the PRC. Rather, entities acquire the right to use the land for a designated term. In accordance with an agreement signed by the local government in Zoucheng City, Shandong

                       KIWA BIO-TECH PRODUCTS GROUP LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Province, PRC, and KIWA-SD, the land underlying the Company's manufacturing facility was assigned to KIWA-SD for up to a 10-year period free of land use costs. In the event KIWA-SD becomes profitable, it will have the option to acquire the land use rights for a period up to 50 years. In accordance with the agreement, the consideration to acquire the land use rights will not exceed RMB
8.0 million (approximately $966,569 at the exchange rate of RMB 8.3 = $1.00). Such land use rights cannot be mortgaged or resold without full payment of the above consideration. As of December 31, 2003, KIWA-SD has not exercised its option to acquire any land use rights.

NOTE 7 - SHORT-TERM LOANS

         As of December 31, 2003, the short-term loans consisted of RMB bank loans secured by a US Dollar deposit of $300,000, maturing on various dates through June 2004, with interest rates ranging from 5.04% to 6.9%, per annum.

NOTE 8 - CONVERTIBLE NOTE PAYABLE TO RELATED PARTY

         The Company obtained an unsecured loan of $100,000 from China Star Investment Group ("China Star"), a company which is 10% owned by a major stockholder of the Company. China Star has the right to convert the note into shares of the Company's common stock based on an agreed-upon conversion price of $0.25 per share at any time after the Company completes the reverse merger transaction in the United States (See Note 16) and prior to the repayment date. The note matures on October 20, 2004 and bears interest at 12% per annum, payable on the maturity date of the note or the date China Star exercises its conversion right. In March 2004, China Star waived its rights to convert the loan into shares of the Company's common stock.

NOTE 9 - ADVANCES TO AND FROM RELATED PARTY

         The Company has participated in additional transactions with China Star. The balance due from China Star at December 31, 2003 of $30,574 results from unsecured, non-interest bearing cash advances which are due on demand. The balance due to China Star at December 31, 2002 of $26,902 was mainly related to pre-operating expenses that China Star paid on behalf of the Company before it was incorporated in the PRC.

NOTE 10 - LONG-TERM LIABILITIES

         Long-term liabilities consisted of the following at December 31:

                                                          2003           2002
                                                       ----------     ----------
Unsecured  note  payable to the local PRC
  government, non-interest  bearing,
  becoming due within three years from
  KIWA-SD's first profitable year on a
  formula basis, interest has not been
  imputed due to the undeterminable
  repayment date .................................     $1,063,226     $  120,814

Unsecured note payable to the local PRC
  government, non-interest bearing, 50%
  of the loan balance becomes due in
  October 2004. Thereafter, the remaining
  balance is due on demand, interest has
  not been imputed due to the
  undeterminable repayment date ..................        120,821           --

Note payable to a bank, payable in monthly
  installments of $735 secured by an
  automobile, bearing an interest rate
  of 5.32% per annum, and maturing in
  October 2007 ...................................         30,536         37,528

Note payable to a bank, payable in monthly
  installments of $425, secured by an
  automobile, bearing an interest rate
  of 5.02% per annum, and maturing in
  March 2008 .....................................         21,673           --
                                                       ----------     ----------

                                                       $1,236,256     $  158,342
                                                       ==========     ==========

                       KIWA BIO-TECH PRODUCTS GROUP LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


         Maturities of notes payable as of December 31, 2003, are as follows:

         Years Ending December 31,

         2004 ...................................            $  133,298
         2005 ...................................                12,879
         2006 ...................................                13,303
         2007 ...................................                12,276
         2008 ...................................                 1,274
         Thereafter .............................             1,063,226
                                                             ----------

                                                             $1,236,256


NOTE 11 - LEASE COMMITMENTS

         The Company leases an office facility under an operating lease expiring in May 2004 with an aggregate monthly lease payment of approximately $2,880. Rent expense under the operating lease for the year ended December 31, 2003 was $27,570. At December 31, 2003, the Company's future minimum lease payments required under the operating lease is $12,551 for the year ending December 31, 2004.

NOTE 12 - TAXATION

         In accordance with the relevant tax laws in the PRC, KIWA-SD would normally be subject to a corporate income tax rate of 30% on its taxable income. However, in accordance with the relevant tax laws in the PRC, KIWA-SD is exempt from corporate income taxes for its first two profit making years and is entitled to a 50% tax reduction for the succeeding three years. KIWA-SD has not provided for any corporate income taxes since it has no taxable income for the year ended 2003 and the period from June 5, 2002 (inception) to December 31, 2002.

         In accordance with the relevant tax laws in the BVI, KIWA, as an International Business Company, is exempt from income taxes.

NOTE 13 - COMMON STOCK ISSUED FOR SERVICES

         On December 31, 2003, the Company issued the following common stock in exchange for consulting services provided by our various consultants and directors as follows:

                                                                 AMOUNTS
                                             NUMBER OF   -----------------------
SHARES ISSUED TO                              SHARES     CONSULTANTS  DIRECTORS
----------------                            ----------   ----------   ----------

InvestLink (China) Limited (formerly
  known as Peace Land Venture Ltd.)
  for services in corporate and
  product development ...................    1,000,000   $  250,000   $     --

Guisheng Chen, Director, for
  services in controlling product
  formulas and guiding technology
  development ...........................      750,000         --        187,500

Dejun Zou, Director, for services
  in fundraising with the People's
  Republic of China government
  agents ................................      500,000         --        125,000

Times Crossword Investment Ltd., for
  services in fundraising ...............      500,000      125,000         --

                       KIWA BIO-TECH PRODUCTS GROUP LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Lianjun Luo, Director, for services
  in accounting and finance
  management ............................       50,000         --         12,500

Bin Qu, for services in research and
  development ...........................       50,000       12,500         --

Nian James Zhan, for services in
  strategic business development ........       50,000       12,500         --

Yunlong Zhang, for services in
  marketing and distribution channel
  development ...........................       50,000       12,500         --

Yuhong Pang, for services in product
  and technology development ............       50,000       12,500         --
                                            ----------   ----------   ----------

                                             3,000,000   $  425,000   $  325,000
                                            ==========   ==========   ==========

         In accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") and the Emerging Issues task Force Consensus Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" ("EITF 96-18"), the Company has accounted for the consulting services performed based on the fair market value of the Company's common stock at the date of their issuance. Management has estimated the fair market value of the Company's common stock as of December 31, 2003 to be $0.25 per share. Management's estimate is based upon the conversion price option of the convertible loan agreement entered into in January 2004 with a non-US investor (See Note 16). For the year ended December 31, 2003, the Company charged to expense a total of $425,000 associated with these consulting agreements.

         On December 31, 2003, the Company's Board of Directors approved a director's compensation arrangement for certain directors who performed services on behalf of the Company during 2003. The Company issued 1,300,000 shares of common stock to the directors for such services. The value of such services has been determined as set forth in the preceding paragraph. Directors' compensation expense for the year ended December 31, 2003 was to $325,000.

NOTE 14 - MAJOR CUSTOMERS AND SUPPLIERS

         Two customers accounted for 66% and 34% of the Company's net sales for the year ended December 31, 2003.

         Four suppliers accounted for 23%, 16%, 15% and 13%, respectively, of the Company's net purchases for the year ended December 31, 2003.

NOTE 15 - SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

         Cash paid during the year ended December 31, 2003 and the period from June 5, 2002 (inception) to December 31, 2002 was as follows:

                                                   2003           2002
                                                  ------         ------
         Interest .......................         $8,181         $  340
         Income taxes ...................           --             --

         The Company issued common stock for consulting services and directors' compensation of $425,000 and $325,000, respectively, during the year ended December 31, 2003.

                       KIWA BIO-TECH PRODUCTS GROUP LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 16 - SUBSEQUENT EVENTS

CONVERTIBLE LOAN AGREEMENTS

         In January and March 2004, KIWA entered into two convertible loan agreements with two individual non-US investors in the amount of US $500,000 and $200,000, respectively, each loan bearing an interest rate of 12% per annum. The principal and interest payments on the January 2004 loan are due in September 2004, and the principal and interest payments due on the March 2004 loan are due in June 2004. Prior to the respective maturity dates, both lenders were offered an option to convert the loan amounts into common stock at a conversion price of US $0.25 per share.

REVERSE MERGER TRANSACTION

         In March 2004, Kiwa Bio-Tech Products Group Corporation ("KBPGC") (formerly Tintic Gold Mining Company ("TTGM")) issued 7,722,919 shares of common stock to the shareholders of KIWA in exchange for all the outstanding shares of KIWA. In connection with the transaction, TTGM changed its name to Kiwa Bio-Tech Products Group Corporation. For accounting purposes this transaction was treated as an acquisition of KBPGC and a recapitalization of KIWA and its wholly owned subsidiary, KIWA-SD. KIWA is considered the accounting acquirer, and KBPGC the legal acquirer.

SUBSCRIPTION AGREEMENT

         On April 6, 2004, KBPGC signed a subscription agreement with a non-US investor to issue 6,000,000 shares of the Company's restricted common stock, at price per share of $0.40, for gross proceeds of $2,400,000. The transaction was expected to close on April 30, 2004. On April 28, 2004, the investor requested an extension of time of 30 to 60 days to close the transaction. The Company is considering the request and may grant an extension as the investor requested.

--------------------------------------    -------------------------------------

YOU  SHOULD  RELY  ON THE  INFORMATION
CONTAINED IN THIS PROSPECTUS.  WE HAVE
NOT  AUTHORIZED  ANYONE  TO  GIVE  YOU
INFORMATION    DIFFERENT   THAN   THAT
CONTAINED  IN  THIS  PROSPECTUS.   THE
SELLING  STOCKHOLDERS  ARE OFFERING TO
SELL  SHARES OF COMMON  STOCK  ONLY IN
JURISDICTIONS  WHERE  OFFERS AND SALES
ARE   PERMITTED.    THE    INFORMATION
CONTAINED   IN  THIS   PROSPECTUS   IS
CURRENT   ONLY   AS   OF   ITS   DATE,
REGARDLESS  OF THE  TIME  YOU  RECEIVE              45,277,605  SHARES
THIS  PROSPECTUS.
                                                        COMMON STOCK
           ----------------

TABLE OF CONTENTS                                 KIWA BIO-TECH PRODUCTS
                                  PAGE               GROUP CORPORATION
Prospectus Summary...................1
Risk Factors.........................3
Use of Proceeds.....................10
Dilution............................11
Selling Stockholders................11
Equity Line of Credit...............13
Plan of Distribution................15
Directors, Executive Officers,
   Promoters and Control                             ________________
   Persons..........................16
Security Ownership of Certain
   Beneficial Owners and                               PROSPECTUS
   Management.......................17
Description of Securities...........19               ________________
Interest of Named Experts and
   Counsel..........................19
Disclosure of Commission
   Position of Indemnification
   for Securities Act Liability.....19
Description of Business.............19
Management's Discussion and
   Analysis or Plan of
   Operation........................24
Description of Property.............31
Certain Relationships and
   Related Transactions.............31
Market for Common Equity and                         AUGUST 2, 2004
   Related Stockholder Matters......31
Executive Compensation..............33
How to Get More Information.........34
Financial Statements................35
Indemnification of Directors and
   Officers.........................66
Other Expenses of Issuance and
   Distribution.....................66
Recent Sales of Unregistered
   Securities.......................66
Exhibits............................67
Undertakings........................68

--------------------------------------    -------------------------------------

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS



Item 24.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Bylaws authorize us to indemnify, and our Certificate of Incorporation include an indemnification provision under which we have agreed to indemnify, to the fullest extent permitted by the Delaware General Corporation Law, our directors and officers from and against certain claims arising from or related to future acts or omissions as one of our directors or officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 25.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. We will pay all of the expenses in connection with this offering.

         Registration Fee - Securities and
            Exchange Commission ......................       $    1,434.17

         Accounting Fees and Expenses ................            8,000.00

         Legal Fees and Expenses .....................           20,000.00

         Miscellaneous                                            2,000.00
                                                             -------------

         TOTAL .......................................       $   31,434.17
                                                             =============

Item 26.          RECENT SALES OF UNREGISTERED SECURITIES

         We have issued the following securities in the past three years without registering them under the Securities Act:

         On June 8, 2004, Kao Ming Investment Company converted a $500,000 convertible note into 2,000,000 shares of our common stock at the agreed upon conversion price of $0.25 per share. The shares were issued to Tze Ming Hsu. Kao Ming Investment Company is an unrelated party located outside the United States.

         On June 8, 2004, JZU HSIANG Trading Co. Ltd converted a $200,000 convertible note into 800,000 shares of our common stock at the agreed upon conversion price of $0.25 per share. The shares were issued to Sue-Chen Wang, Wen-Jen Lee, Wai Sun Chan and Zheng Wang. JZU HSIANG Trading Co. Ltd is an unrelated party located outside the United States.

         On May 24, 2004, in connection with our engagement of Cinapsys, Inc. for investor relations services, we agreed to issue a one-time stock payment of 75,000 shares or our common stock at an agreed upon value of $0.45 per share, the closing price on May 24, 2004, for an aggregate value of $33,750. We have agreed with Cinapsys, Inc. to issue the stock at the end of the engagement.

         On April 12, 2004, the Company entered into an agreement with China Agricultural University to acquire patent no. ZL 93101635.5 entitled "Highly Effective Composite Bacteria for Enhancing Yield and the Related Methodology for Manufacturing", which was originally granted by the PRC Patent Bureau on July 12, 1996. The purchase consideration is approximately $720,612, of which $30,204 was paid at signing of the agreement and an additional $30,204 will be paid within five days of the completion of the issuance of a notice regarding the patent right holder alternation registration by the PRC Patent Bureau. In addition, the Company agreed to issue 1,000,000 shares of common stock at an agreed-upon value of $0.63 per share, the fair market value on April 12, 2004 (aggregate value $630,000) within two months of the completion of the issuance of a notice regarding the patent right holder alternate registration by the PRC Patent Bureau. The application for the patent right holder alternation registration is still in process.

         On March 30, 2004, the Company issued a stock option to a consultant to purchase 300,000 shares of common stock exercisable at $0.20 per share for ten years. The fair value of this option was determined to be approximately $0.57 per share pursuant to the Black-Scholes option pricing model.

         Effective March 11, 2004, the Company issued a warrant to its financial advisor to purchase 1,747,000 shares of common stock exercisable at $0.20 per share for a term of six years. The fair value of this warrant was determined to be approximately $0.54 per share pursuant to the Black-Scholes option-pricing model.

         Pursuant to that certain Agreement and Plan of Merger, dated March 11, 2004, in exchange for 100% of the issued and outstanding shares of Kiwa Bio-Tech Products Group Limited, the Kiwa Bio-Tech Products Group Limited shareholders were issued 30,891,676 shares of Tintic's common stock.

         Stock issuances. In December 2003, the Company issued 228,304 shares of common stock for services rendered valued at approximately $5,708 or $.025 per share.

         In February 2003, the Company issued 2,146,444 shares of common stock to members of the board of directors, the Company's legal counsel and stockholders for services rendered valued at approximately $53,661, or $.025 per share.

         In December 2002, the Company issued 536,612 shares of common stock for services rendered valued at approximately $23,477 or $.04375 per share.

         In December 2001, the Company issued 200,024 shares of common stock for services rendered valued at approximately $15,000 or $.075 per share.

         With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act, and Regulation D promulgated under the Securities Act. In each instance, the purchaser had access to sufficient information regarding our company so as to make an informed investment decision. More specifically, we had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the Securities Act and otherwise had the requisite sophistication to make an investment in our securities.


Item 27.          EXHIBITS

         The following exhibits are included as part of this Form SB-2.

3.1      Certificate of Incorporation, effective as of July 21, 2004.

3.2      Bylaws, effective as of July 22, 2004.

5.1      Opinion and Consent of Stubbs Alderton & Markiles, LLP.

10.1     Standby  Equity  Distribution  Agreement,  dated July 6, 2004,  between
         Cornell  Capital   Partners,   LP  and  Kiwa  Bio-Tech  Products  Group
         Corporation.

10.2 Placement Agent Agreement, dated July 6, 2004, between Newbridge Securities Corporation and Kiwa Bio-Tech Products Group Corporation.

10.3 Registration Rights Agreement, dated July 6, 2004, between Cornell Capital Partners, LP and Kiwa Bio-Tech Products Group Corporation.

10.4 Warrant Purchase Agreement, dated March 11, 2004, issued to Westpark Capital, Inc. (incorporated herein by reference to our Quarterly Report on Form 10-QSB filed May 20, 2004).

23.1     Consent of Grobstein, Horwath & Company, LLP.

23.2     Consent of Stubbs Alderton & Markiles, LLP (see Exhibit 5.1).

Item 28.          UNDERTAKINGS

         The undersigned registrant hereby undertakes to:

         (1)      File,   during   any  period  in  which  it  offers  or  sells
                  securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii)    Include   any   additional   or   changed    material
                           information on the plan of distribution;

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time as the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the City of Industry, State of California, on August 2, 2004.



                                     KIWA BIO-TECH PRODUCTS GROUP CORPORATION



                                     /S/ WEI LI
                                     --------------------------------
                                     Wei Li
                                     Chief Executive Officer




                                     /S/ LIAN-JUN LUO
                                     --------------------------------
                                     Lian-jun Luo
                                     Chief Financial Officer



         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

   SIGNATURE                  DATE                        TITLE



/S/ WEI LI.              August 2, 2004     Chief Executive Officer and Chairman
--------------------                        of the Board
Wei Li



/S/ LIAN-JUN LUO         August 2, 2004     Chief Financial Officer and Director
--------------------
Lian-jun Luo



/S/ JAMES NIAN ZHAN      August 2, 2004     Secretary and Director
--------------------
James Nian Zhan



/S/ DA-CHANG JU          August 2, 2004     Director
--------------------
Da-chang Ju



/S/ YUN-LONG ZHANG       August 2, 2004     Director
--------------------
Yun-long Zhang

                                 EXHIBITS INDEX

The following exhibits are included as part of this Form SB-2.

EXHIBIT
NUMBER                                EXHIBIT DESCRIPTION
-------                               -------------------

3.1               Certificate of Incorporation, effective as of July 21, 2004.

3.2               Bylaws, effective as of July 22, 2004.

5.1               Opinion and Consent of Stubbs Alderton & Markiles, LLP.

10.1              Standby  Equity  Distribution  Agreement,  dated July 6, 2004,
                  between  Cornell  Capital  Partners,   LP  and  Kiwa  Bio-Tech
                  Products Group Corporation.

10.2              Placement  Agent  Agreement,   dated  July  6,  2004,  between
                  Newbridge Securities Corporation and Kiwa Bio-Tech Products Group Corporation.

10.3 Registration Rights Agreement, dated July 6, 2004, between Cornell Capital Partners, LP and Kiwa Bio-Tech Products Group Corporation.

10.4 Warrant Purchase Agreement, dated March 11, 2004, issued to Westpark Capital, Inc. (incorporated herein by reference to our Quarterly Report on Form 10-QSB filed May 20, 2004).

23.1              Consent of Grobstein, Horwath & Company, LLP.

23.2              Consent of Stubbs Alderton & Markiles, LLP (see Exhibit 5.1).